UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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ENERGY CONVERSION DEVICES, INC.

(Name of Registrant as Specified in Its Charter)

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ENERGY CONVERSION DEVICES, INC.
2956 Waterview Drive
Rochester Hills, Michigan 48309
November 1, 2010
Dear Stockholder:
     We invite you to attend the 2010 Annual Meeting of Stockholders of Energy Conversion Devices, Inc., which will be held at 1:00 p.m. Eastern Time on Tuesday, December 14, 2010, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. A map is on the back cover of this proxy statement. We look forward to your attendance either in person or by proxy. If you plan to attend the annual meeting in person, please contact the Company at (248) 293-0440 or send us an e-mail at investor.relations@energyconversiondevices.com.
     Details of the business to be conducted at this meeting are given in the attached Notice of 2010 Annual Meeting of Stockholders.
     Whether or not you plan to attend the annual meeting, your vote is important to us and we encourage you to vote promptly. Even if you intend to attend the annual meeting in person, please sign and date the enclosed proxy card or voting instruction form and return it in the accompanying envelope, or vote via telephone or the Internet, to ensure the presence of a quorum. A proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting.
     We look forward to seeing you at the annual meeting.

Sincerely,
Mark D. Morelli
President and Chief Executive Officer

ENERGY CONVERSION DEVICES, INC.
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
December 14, 2010 — 1:00 p.m. ET

Dear Stockholder:
     We invite you to attend our 2010 Annual Meeting of Stockholders which will be held at 1:00 p.m. Eastern Time on Tuesday, December 14, 2010, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan.
     We are holding the annual meeting for the following purposes:
1.	To elect seven directors to hold office until our 2011 Annual Meeting of Stockholders.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

3.	To approve the Company’s 2010 Omnibus Incentive Compensation Plan.

4.	To approve an amendment to the Company’s Restated Certificate of Incorporation that would increase the number of shares of common stock that are authorized for issuance from 100,000,000 to 150,000,000.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
     Only stockholders of record at the close of business on October 15, 2010 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days before the annual meeting, a list of stockholders entitled to vote will be available for inspection during ordinary business hours at our principal executive offices at 2956 Waterview Drive, Rochester Hills, Michigan 48309. If you would like to view the stockholder list, please call the Assistant Corporate Secretary at (248) 293-0440 to schedule an appointment.
     The business of the annual meeting cannot be completed unless a majority of our outstanding common stock is represented at the meeting. As a stockholder, you can help us avoid unnecessary expense and delay by promptly voting even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting: via the Internet, by telephone or by mail.

By Order of the Board of Directors
Jay B. Knoll
Corporate Secretary

Rochester Hills, Michigan
November 1, 2010
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on December 14, 2010:
The Proxy Statement and 2010 Annual Report are available at
www.energyconversiondevices.com/proxymaterials

ENERGY CONVERSION DEVICES, INC.
2010 PROXY STATEMENT

i

Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, MI 48309

PROXY STATEMENT

     The Board of Directors (the “Board”) solicits your proxy for the 2010 Annual Meeting of Stockholders of Energy Conversion Devices, Inc. (“ECD” or the “Company”) to be held at 1:00 p.m. Eastern Time on Tuesday, December 14, 2010, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan, and any postponements or adjournments of the annual meeting, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting of Stockholders.
     This proxy statement and accompanying proxy were first mailed to stockholders on or about November 1, 2010.
ABOUT THE MEETING
     Purpose of the Annual Meeting. The specific proposals to be considered and acted upon at the annual meeting are summarized in the Notice and are described in more detail in this proxy statement.
     Record Date and Voting Rights of Stockholders. The Board of the Company has fixed October 15, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. As of October 15, 2010, there were outstanding and entitled to vote [_____________] shares of ECD common stock, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting.
     Quorum. The Company’s bylaws provide that the required quorum for the transaction of business at the annual meeting is the presence, in person or by proxy, of a majority of the votes eligible to be cast by holders of record of ECD common stock as of the close of business on the record date. If a stockholder submits a proxy and withholds such stockholder’s vote for the election of directors or abstains from voting on the other proposals to be considered at the annual meeting, the shares owned by such stockholder will be considered to be present at the annual meeting for all purposes. If shares are held in “street name” (held for your account by a broker or other nominee) and the broker or other nominee indicates it does not have discretionary authority as to certain shares to vote on certain proposals (broker non-votes), those shares will be considered to be present at the annual meeting for all purposes.
     Required Vote.
     Proposal No. 1. The nominees for director receiving the highest number of affirmative votes will be elected. Therefore, abstentions and withheld votes have no impact in the election of directors once a quorum is established.
     Proposal Nos. 2 and 3. The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve the proposals:
•	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2011, and

•	to approve the Company’s 2010 Omnibus Incentive Compensation Plan.

     Abstentions and broker non-votes are not considered as votes cast with respect to such proposals and will have no effect on the outcome of these proposals.
     Proposal No. 4. The affirmative vote of a majority of the outstanding shares of ECD common stock will be required to approve the proposal to amend the Company’s Restated Certificate of Incorporation to increase its authorized shares. Abstentions and broker non-votes on this proposal will have the same effect as a vote against the proposal.
     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1, 2, 3 AND 4.
     Voting of Proxies. If your shares are registered directly in your name and you submit your proxy to the Company, you authorize the Company to vote your shares at the annual meeting in accordance with your instructions. If you submit a proxy to the Company without instructions, your shares will be voted in accordance to the recommendations of the Board set forth in this proxy statement. Proxies further authorize the Company to vote on any adjournments or postponements of the annual meeting, and on other matters which may properly come before the annual meeting. All shares represented by signed proxies received by the Company at or prior to the annual meeting from stockholders of record as of the close of business on October 15, 2010 will be voted at the meeting.
     How you can vote. If your shares are registered directly in your name, you may vote:
•	Via the Internet. Go to the website of our tabulator, Computershare, at www.investorvote.com/ener and follow the instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. If you have a touch-tone phone, call 1-800-652-VOTE (8683) toll free from the U.S. and Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, the shares will be voted as recommended by our Board.

•	In Person at the Annual Meeting. If you choose to vote in person at the annual meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of common stock as of October 15, 2010.
     If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:
•	Via the Internet or by Telephone. You should receive instructions from your broker or other nominee if you are permitted to vote via the Internet or by telephone.

•	By Mail. You should receive instructions from your broker or other nominee explaining how to vote your shares by mail.

•	In Person at the Annual Meeting. Contact your broker or other nominee to obtain a legal proxy and bring it with you to the annual meeting. The form of proxy enclosed with the proxy statement that you receive from your broker or other nominee is not a legal proxy on behalf of your broker or other nominee. You will not be able to vote shares you hold in street name at the annual meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote the shares.
     Revocation of Proxies. You may revoke your proxy and/or change your vote at any time before the annual meeting.
     If your shares are registered directly in your name, you must do one of the following:
•	Via the Internet or by Telephone. Vote via the Internet or by telephone by following the directions above. Only the last Internet or telephone vote will be counted.

•	By Mail. Sign a new proxy and submit it as instructed above, or send a notice revoking your proxy to the Corporate Secretary so that it is received on or before December 13, 2010.

•	In Person at the Annual Meeting. Attend the annual meeting and vote in person. Attending the annual meeting will not revoke your proxy unless you specifically request that your proxy be revoked.
     If your shares are held through a broker or other nominee, you should contact such person prior to the time such person carries out any voting instructions you have provided.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The Company’s entire Board is elected annually by the stockholders. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the persons listed below to serve as directors for the one-year term beginning at our annual meeting on December 14, 2010 or until their successors, if any, are elected or appointed. Our nominees for the election of directors at the annual meeting include six independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Select Market (NASDAQ), and our Chief Executive Officer (CEO), each of whom has consented to serve.
     Mr. Christopher Belden, a director of the Company since February 2008, informed the Company that he will not stand for re-election at our 2010 annual meeting due to the requirements of his position as Executive Vice President of Global Operations at NXP Semiconductors located in The Netherlands.
     The seven nominees who receive the most votes cast at the annual meeting will be elected as directors of the Company.
     While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board through a number of demographics, experiences, including operational experience, skills, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.
     Director Qualification. As a participant in the renewable energy sector, our business involves a multifaceted operational structure that operates on a global scale and encompasses research, manufacturing, and marketing functions characterized by rapidly evolving technologies, exposure to business cycles and significant competition. The Corporate Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on the Board. This assessment of board skills, experience, and background includes numerous diverse factors, such as understanding of and experience in corporate strategy, finance, technology, manufacturing and governance, together with energy industry knowledge, with the objective of recommending a group that can best achieve the success of our business and represent stockholders’ interests through the exercise of sound judgment, using its diversity of experience. Additionally, our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company and its stockholders.
     Listed below are the specific experiences, qualifications, attributes or skills that led to the conclusion that our directors should serve on our board in light of our current business and structure.
•	Leadership and Strategic Experience. We believe that directors with experience in significant leadership positions over an extended period, especially CEO positions, provide the company with relevant insights. They generally possess outstanding leadership qualities and the ability to identify those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•	Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.
•	Marketing experience. We continue to explore ways to increase our market share by identifying and developing new markets for our products. Therefore, marketing expertise, especially on an international basis, is important to us.

•	Global experience. Our success depends, in part, on our success in growing our business worldwide. For example, in fiscal year 2010, 84% of our revenues came from outside the United States. This highlights the importance of having directors with a global business perspective.
     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:
Joseph A. Avila, 59, has been a director since September 2007. Mr. Avila currently provides advisory and management services to energy and private equity firms. From September 29, 2006 to March 6, 2008, Mr. Avila served as an officer and Executive Vice President, Strategic Operations and Process at Quanta Services, Inc., a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. From 1978 to 2006, he held various positions with McKinsey & Company, most recently as a director providing leadership to the Energy and Technology Management Practices. Mr. Avila has extensive consulting experience with a wide range of companies in the energy, industrial and technologies industries. Mr. Avila serves on the Advisory Board of the Houston Technology Center.
Mr. Avila brings to the Board strategic and financial expertise as a result of his leadership role with a global business consulting firm, as well as extensive experience in the energy and technology industries.
Alan E. Barton, 55, has been a director since September 2008. He is the Chief Executive Officer and a member of the Board of Directors of Lehigh Technologies, Inc., a manufacturer and distributor of fine and ultra-fine engineered rubber powders. Prior to his retirement in October 2008, he was an Executive Vice President of Rohm and Haas Company. During his 24-year career at Rohm and Haas, Dr. Barton held many positions, including Vice President and Business Group Executive, Coatings (2002-2006) with oversight for operations, engineering and Latin America; Regional Director, Asia-Pacific Region (2004-2005), and was named to Rohm and Haas’ Executive Council in 2001. His experience at Rohm and Haas included product development, business development and scientific research. Dr. Barton was named a director of Sriya Innovations Inc., a Kleiner-Perkins portfolio company, in September 2010. From January 2004 to March 2009, Dr. Barton was a member of the Board of Directors of Technitrol, Inc. and served on its Compensation Committee and was the Chairman of its Governance Committee.
Mr. Barton brings to the Board senior leadership, strategic and marketing expertise from his current position as CEO of Lehigh Technologies, and a global business and technology perspective as a result of his 24-year leadership position with Rohm and Haas.
Robert I. Frey, 67, has been a director since April 2004. He is an assistant professor of Global Management and Business Ethics at Grand Valley State University, in Grand Rapids, Michigan. He joined Herman Miller, Inc. in 1996, where he was an Executive Vice President and member of the Executive Committee and President of Herman Miller International, accountable for international strategic planning, manufacturing, sales and marketing until his retirement in 2002. Prior thereto, Mr. Frey served as General Counsel and then Executive Vice President and President of Whirlpool, Inc.’s Asian operations.

As an assistant professor of Global Management and Business Ethics, Mr. Frey brings to the Board extensive governance experience. Additionally, his significant global experience in international strategic planning, sales and marketing enables him to offer valuable perspective.
William J. Ketelhut, 58, has been a director since April 2004. He has served as an advisor to and Division Managing Director of CSE-Global Ltd. Singapore since 2004. From 2001 to 2002, he was President of Control Products at Honeywell International, Inc., a global company with 15 major lines of businesses including semiconductors, consumer products and sensors products. From 1994 to 2001, he served as President of several business units of Invensys plc, a global automation, controls and process solutions group. Mr. Ketelhut was President and Chief Executive Officer at GE/Micro Switch Control Inc. (a joint venture between GE and Honeywell Microswitch Division) from 1992 to1994. He has served as an independent director of the privately held company, Industrial Defender, an industrial cyber-security company since 2003.
Mr. Ketelhut brings to the Board extensive global experience in corporate leadership and financial management. Additionally, his background in technology is useful in analyzing the market segments in which we compete. Mr. Ketelhut also qualifies as an audit committee financial expert.
Mark D. Morelli, 46, has been President, Chief Executive Officer and director of ECD since September 1, 2007. He served as President of Carrier Commercial Refrigeration, a division of Carrier Corporation, from April 2006 until he joined ECD in September 2007. From June 2004 to April 2006, Mr. Morelli was Vice President and General Manager of the Marine Container Business with Carrier Transicold, and from September 2002 to June 2004 he was the Managing Director of Transport Air Conditioning with Carrier Transicold. Prior to 2002, he also served as Vice President of Marketing and Strategy for United Technologies Power Division and in various positions for Carrier. His customer and strategic business experience includes developing and marketing building-integrated products within United Technologies Corporation.
Mr. Morelli brings to the Board significant senior leadership, strategic, marketing and global operations experience. As our CEO and a senior executive, he is directly responsible for the Company’s strategy and operations.
Stephen Rabinowitz, 67, a director since April 2004, serves as ECD’s Chairman of the Board. He was Chairman and Chief Executive Officer of General Cable, Inc., a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the communications, energy and specialty markets, until he retired in 2001. Prior to joining General Cable as President and CEO in 1994, he served as President and CEO of Allied Signal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business. He has also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz is a member of the Board of Directors of Columbus McKinnon Corp. and serves on its Audit Committee and chairs its Compensation and Succession Committee.
Mr. Rabinowitz has significant executive experience with the strategic, financial, and operational requirements of a research and manufacturing-oriented organization and brings to our Board senior leadership, strategic, manufacturing, financial and governance experience. Moreover, as director of public companies, he provides cross-board experience.
George A. Schreiber, Jr., 62, has been a director since September 2006. He is the President and Chief Executive Officer of Continental Energy Systems LLC, a holding company that invests in regulated public utility companies. Continental Energy Systems’ principal investments include natural gas distribution businesses serving markets in Michigan, Alaska and New Mexico. From September 1999 to March 2004, he was the Chairman, Global Energy Group, at Credit Suisse First Boston, New York.

Mr. Schreiber brings senior leadership and strategic expertise to the Board from his current position as CEO of Continental Energy Systems. Additionally, with his experience as the former Chairman of the Global Energy Group at Credit Suisse First Boston, he provides significant business development and financial experience in the energy sector.

CORPORATE GOVERNANCE AND BOARD MATTERS
     Board Responsibilities and Structure. The Board oversees, counsels and directs management in serving the long-term interests of the Company and our stockholders. The Board’s responsibilities include:
•	selecting, evaluating and compensating the chief executive officer and overseeing chief executive officer succession planning;

•	providing counsel on and oversight of the selection, evaluation, development and compensation of officers and senior management;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and significant Company actions;

•	assessing major risks facing the Company, and reviewing options for mitigation; and

•	overseeing processes designed to maintain the integrity and reputation of the Company, including the integrity of the financial statements and compliance with law and ethics.
     The Board and the committees through which it carries out these responsibilities meet throughout the year on a set schedule, hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present.
     Board Leadership Structure. The roles of the Company’s Chairman and Chief Executive Officer are served by separate individuals since December 2007. Separating the two roles allows our Chief Executive Officer to lead our business on a day-to-day basis and focus on growing the business particularly in the current challenging economic and business environment. The Board annually appoints a Chairman, who is responsible for, among other things, presiding over all meetings of the Board and stockholders. Stephen Rabinowitz, an independent director, was appointed as non-executive Chairman in November 2009.
     The Board’s Role in Risk Oversight. One of the Board’s primary responsibilities is to review the adequacy of our systems for compliance with all applicable laws and regulations; for safeguarding the Company’s assets; and for managing the major risks the Company faces. The Board executes its responsibility for risk management directly and through its committees. The committees oversee risk matters associated with their respective areas of responsibility. The full Board regularly considers risks relating to our strategic plan and our significant investing activities. At least annually, the full Board reviews the Company’s processes for identifying and assessing risk, and the guidelines and policies by which key risks are managed. The Audit Committee regularly considers major financial risk exposures and the steps taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews risks associated with our financial accounting and reporting processes, litigation matters, the receipt and processing of whistleblower complaints and our compliance with legal and regulatory requirements. The Compensation Committee considers risks associated with our compensation policies and practices, management development, and retention. The Governance and Nominating Committee considers risks relating to governance matters.
     Risk Assessment in Compensation Programs. We believe that our compensation policies and practices for all participants, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and other participants in the program. These safeguards include: managing pay opportunities to market levels through peer benchmarking;

balancing performance focus between near-term objectives and long-term shareholder value creation; and issuing equity awards that vest over extended time horizons. In addition, our performance-based plans contain provisions under which cash and equity awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive compensation matters, meets regularly and approves all performance goals, types of awards and target pay. In fiscal 2010, the Compensation Committee reviewed risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk.
     Attendance at Board and Committee Meetings, and Annual Meeting of Stockholders. The Board held 10 meetings in fiscal 2010. Each director is expected to attend all meetings of the Board and of the committees on which the director serves, as well as the annual meeting of stockholders. In fiscal 2010, all of our directors attended at least 75% of the meetings of the Board and of those committees of which he was a member. Each director attended our 2009 Annual Meeting of Stockholders.
     Determination of Independence of Board Members. The Board has determined that each of Messrs. Avila, Barton, Frey, Ketelhut, Rabinowitz and Schreiber, and therefore a majority of the directors, are independent in accordance with the NASDAQ listing standards (which are incorporated into the Company’s Corporate Governance Principles). To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and meets categorical and other criteria set forth in the NASDAQ listing standards and the Company’s Corporate Governance Principles. In addition, the Board has determined that each member of the Audit Committee qualifies under the additional independence standards for Audit Committee members established by the Securities and Exchange Commission (Commission) and NASDAQ. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is composed entirely of independent directors.
     Mr. Morelli, due to his employment with the Company, is not an independent director.
     Board Committees and Charters. The Board delegates various responsibilities and authority to committees of the Board. Committees regularly report to the full Board on their activities and actions. The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy and Finance Committee. The members of the committees and committee Chairs are recommended by the Corporate Governance and Nominating Committee and then appointed annually by the Board. Each of the committees has the authority to engage legal counsel or other experts, consultants and third-party service providers as it deems appropriate to carry out its responsibilities, including the authority to approve their fees and other retention terms. Each standing committee of the Board has a written charter, which we post in the “Corporate Information—Corporate Governance” section of our website located at www.energyconversiondevices.com. The following table identifies the committee members and number of committee meetings in fiscal 2010.

Corporate
Governance and
Director	Audit	Compensation	Nominating	Strategy and Finance
Joseph A. Avila	✓			Chair
Alan E. Barton			Chair	✓
Christopher P. Belden(1)	✓			✓
Robert I. Frey		✓	✓
William J. Ketelhut	Chair		✓
Mark D. Morelli				✓
Stephen Rabinowitz, Chairman of the Board		✓
George A. Schreiber, Jr.	✓	Chair
Number of Committee Meetings in Fiscal 2010	8	10	5	7

(1)	Mr. Belden is not standing for reelection at our 2010 Annual Meeting of Stockholders. See “Election of Directors” for additional information.
     Audit Committee. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes for managing business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to issue audit reports on the financial statements of the Company and for the activities, staffing and structure of the internal audit function. The Audit Committee relies on the expertise and knowledge of management and the Company’s internal and external auditors in carrying out its oversight responsibilities. The specific responsibilities of the Audit Committee’s oversight role are described in detail in “Audit Committee Report” and the Audit Committee’s charter.
     The Board determined that each Audit Committee member has sufficient knowledge in financial, accounting and auditing matters to serve on the Audit Committee. Further, the Board has determined Mr. Ketelhut, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the Commission.
     Compensation Committee. The Compensation Committee administers the executive compensation programs of the Company. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation Tables,” and the Compensation Committee’s charter.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members; recommending to the Board director nominees for election at each annual meeting of stockholders and for appointment to fill any vacancies; and developing and implementing the Company’s corporate governance principles. The specific responsibilities and functions of the Corporate Governance and Nominating Committee can be found in the Corporate Governance and Nominating Committee charter. See “Nominating Directors” for further information on the director nomination process.

     Strategy and Finance Committee. The Strategy and Finance Committee assists the Board in fulfilling its responsibilities in connection with the financial affairs of the Company. Key responsibilities include approving the Company’s significant financial and investment plans, policies and strategies, including the Company’s investment objectives and overseeing the Company’s business and financial risk management policies, including capital structure, overall quality of revenue and customer credit. The specific responsibilities and functions of the Strategy and Finance Committee can be found in the Strategy and Finance Committee charter.
     Nominating Directors. The Corporate Governance and Nominating Committee historically has re-nominated those incumbent directors who continue to satisfy the Committee’s criteria for Board membership and who the Committee believes will continue to make important contributions to the Board and the Company. In recommending nominees to the Board, the Committee reviews the experience, mix of skills and background, independence and other qualities of a candidate to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board has specified the following minimum qualifications in the Committee’s charter that it believes must be met by nominees to the Board (see “Election of Directors for further information on director qualifications):
•	have the highest personal and professional ethics and integrity and whose values are compatible with the Company’s values;

•	have had experiences and achievements that have given them the ability to exercise good business judgment;

•	can make significant contributions to the Company’s success;

•	have the ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	are willing to devote the necessary time to the work of the Board and its Committees;

•	understand and meet their responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	have backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.
     The Corporate Governance and Nominating Committee generally relies on multiple sources for identifying and evaluating new nominees, including referrals from the Board and management and the use of third-party consultants. The Committee does not solicit director nominations from stockholders, but will consider such recommendations with respect to elections to be held at an annual meeting so long as such recommendations are timely made and otherwise in accordance with the Company’s Bylaws and applicable law. Stockholder recommendations will be evaluated against the same criteria used to evaluate other nominees. The Company did not receive any nominations by stockholders for the 2010 Annual Meeting of Stockholders. Stockholder recommendations for nominees to be considered by the Committee should be submitted to the Corporate Secretary at its corporate headquarters. See “Additional Information—Stockholder Proposals for 2011 Annual Meeting” for information on how stockholders can make director nominations for the 2011 Annual Meeting of Stockholders. In accordance with the Company’s bylaws, written notice of director nominations by stockholders to be considered at the annual meeting must include (1) as to each nominee, all information required to be disclosed in solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (2) the name and address of the stockholder giving the notice, (3) a representation that the stockholder is a holder of ECD common stock and intends to appear at the annual meeting to make the nomination, (4) a representation whether the stockholder intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination, and (5) the written consent of each nominee to serve as a director if so elected.
     Code of Business Conduct. We have adopted a code of business conduct that applies to employees, including our chief executive officer and chief financial officer, and directors. Compliance with the code of business conduct is reaffirmed annually. A copy of our code of business conduct can be found in the “Corporate Information—Corporate Governance” section of our website located at www.energyconversiondevices.com.
     Corporate Governance Principles. The Board’s Corporate Governance Principles, together with the charters of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy and Finance Committee, provide the framework for the governance of the Company. The Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are available in the “Corporate Information—Corporate Governance” section of our website located at www.energyconversiondevices.com.
     Communicating with Directors. Stockholders may communicate by mail with the Board of Directors individually or as a group through the Corporate Secretary at Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309. The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a frivolous nature or otherwise inappropriate for the Board’s consideration.
Compensation of Directors
     The Compensation Committee, with support from its independent compensation consultant Exequity, LLP, has the primary responsibility for reviewing and considering adjustments to director compensation and making any recommendations it may have to the Board, which is responsible for approving director compensation. The general policy of the Board and Compensation Committee is that the compensation of non-employee directors should be a mix of cash and equity-based compensation. Compensation paid to the non-employee directors is intended to provide an incentive to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors who are also employed by the Company or any of its subsidiaries do not receive compensation for serving on the Board or any of its committees.
     In August 2008, Exequity, at the request of the Committee, conducted an analysis of proxy statements and other public disclosures of companies that the Board uses for competitive purposes for determining the competitiveness of both non-employee director and executive officer compensation. After reviewing the data from Exequity’s analysis, the Compensation Committee, in October 2008, recommended changes to our 2009 and 2010 non-employee director compensation. Our non-employee directors each receive an annual retainer of $125,000, $85,000 of which is paid in restricted stock units (RSUs) and the balance is paid in quarterly cash installments. The RSUs vest on the last day of the annual term of the director and convert into deferred stock units to be paid out as stock when board service ends. Committee chairmen each receive an additional annual retainer as follows: Audit Committee — $10,000; each of the Compensation Committee and Strategy and Finance Committee — $7,500; Corporate Governance and Nominating Committee — $5,000. Our Chairman of the Board receives an additional annual retainer of $50,000. Non-employee directors are eligible to receive stock options upon their initial appointment to the Board. No additional fees are paid for attendance at Board of Director or Committee meetings. Non-employee directors are reimbursed for any reasonable expenses incurred in attending Board and committee meetings.

Director Compensation Table
     The following table details the total compensation of our non-employee directors for the fiscal year ended June 30, 2010:

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)(3)	($)
Joseph A. Avila	42,750	73,021	115,771
Alan E. Barton	40,500	73,021	113,521
Christopher P. Belden	36,000	73,021	109,021
Robert I. Frey	36,000	73,021	109,021
William J. Ketelhut	45,000	73,021	118,021
Stephen Rabinowitz	81,000	73,021	154,021
George A. Schreiber, Jr.	42,750	73,021	115,771

(1)	In light of the economic downturn, the non-employee directors cash compensation was voluntarily reduced by 10% from May 2009 to July 2010.

(2)	The amounts in this column represent the aggregate grant date fair value of restricted stock units (RSUs) granted during fiscal year ended June 30, 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).

(3)	On November 17, 2009, 6,693 shares of restricted stock units (RSUs) were issued to each non-employee director at $10.91 per share, the closing price of our common stock on that date. The grant date fair value of these shares was $73,021. The number of RSUs is based on the 20-day average closing stock price prior to the date of our annual meeting date, which was November 17, 2009. The RSUs vest on the last day of the annual term of the director and convert into deferred stock units to be paid out as stock when board service ends.

Outstanding Equity Awards for Directors at Fiscal Year End 2010
     The following table includes outstanding stock options, restricted stock awards, and restricted stock units held by each director at fiscal year end. Market value of unexercised stock options is calculated by taking the difference between the closing price of our common stock on NASDAQ on the last trading day of the fiscal year ($4.10 on June 30, 2010) and the option exercise price and multiplying it by the number of options. Market value of shares or units of stock that have not vested is determined by multiplying the number of shares or units by the closing price of our common stock on NASDAQ on the last trading day of the fiscal year.

	Option Awards						Stock Awards
		Number of Securities	Number of Securities
		Underlying	Underlying					Market Value of
		Unexercised	Unexercised	Option			Number of Shares or	Shares or
		Options	Options	Exercise	Option	Market value of	Units of Stock that	Units of Stock that
		Exercisable	Unexercisable	Price	Expiration	Unexercised Options	Have Not Vested	Have Not Vested
Name	Grant Date	(#)	(#)	($)	Date	($)	(#)	($)
Joseph A. Avila	9/1/2007	3,000	2,000	$25.91	9/1/2017	—	5,975	24,498
Alan E. Barton	9/1/2008	2,000	3,000	$75.17	9/1/2018	—	2,789	11,435
Christopher P. Belden	2/5/2008	3,000	2,000	$24.20	2/5/2018	—	6,509	26,687
Robert I. Frey	4/19/2004	5,000	—	$12.07	4/19/2014	—	4,701	19,274
William J. Ketelhut	—	—	—	—	—	—	4,802	19,688
Stephen Rabinowitz	4/19/2004	5,000	—	$12.07	4/19/2014	—	5,606	22,985
George A. Schreiber, Jr.	9/25/2006	4,000	1,000	$33.65	9/25/2016	—	6,059	24,842

EXECUTIVE OFFICERS OF THE COMPANY
     As of October 15, 2010, the executive officers of ECD are as follows:

Name	Age	Office	Office Held Since
Mark D. Morelli	46	President, Chief Executive Officer and Director	2007
Ted F. Amyuni	57	Executive Vice President and President, Europe, Middle East and Africa	2009
William C. Andrews	58	Interim Chief Financial Officer	2010
Joseph P. Conroy	46	Executive Vice President and Senior Vice President, Operations of United Solar Ovonic	2008
Kenneth P. Fox	57	Executive Vice President, President, Americas and Chief Marketing Officer	2009
Subhendu Guha	68	Executive Vice President and Chairman of United Solar Ovonic	2007
Jay B. Knoll	47	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	2006
     Ted F. Amyuni joined the Company in January 2009 as President — Europe, Middle East and Africa (EMEA) and was named an Executive Vice President in August 2009. He is responsible for developing the EMEA team and spearheading all commercial activities in the regions. Prior to joining ECD, Mr. Amyuni served in a number of key executive leadership positions at Carrier Corporation (a division of United Technologies Corporation) in the United States, in Europe, and the Middle East. He has over 30 years of global leadership experience in operations and commercial management and has held international management assignments in Europe, Middle East and Africa. He was a member of UTC’s Executive Leadership Group.
     William C. “Kriss” Andrews is the Interim Chief Financial Officer of ECD. Prior to joining ECD in April 2010, Mr. Andrews spent 12 years at global business advisory firm BBK Ltd., where he was most recently a Senior Managing Director and co-lead of the firm’s North American automotive practice. At BBK, Mr. Andrews advised clients on numerous complex financial transactions and operational improvements, served as a client’s interim CFO, and served for two years on the firm’s Executive Committee. Mr. Andrews also served as Vice President of Finance for Philip Services Corporation’s By-Products Recovery Group, and before that as General Manager at two groups within Rollins Environmental Services. He also spent 13 years serving GATX Corporation in multiple financial positions, including CFO of two of its largest subsidiaries.
     Joseph P. Conroy joined the Company in December 2007 as Vice President of Operations of United Solar Ovonic, and was appointed Senior Vice President of Operations in August 2008. In August 2009, he was named Executive Vice President of Operations. Before coming to ECD, Mr. Conroy had been at American Axle & Manufacturing, Inc. since March 1994. While with American Axle & Manufacturing, Inc., Mr. Conroy served as general manager of the Driveline Americas Division, the company’s largest division, from July 2006 until he joined ECD, general manager of the Metal Formed Products Division from July 2004 to July 2006, and plant manager for the Three Rivers Driveline facility from January 2003 to July 2004.

     Kenneth P. Fox joined the Company in April 2009 as the Company’s Chief Marketing Officer and President — Americas. He is currently Executive Vice President, a position to which he was named in August 2009, and President — Americas. In this role, he is responsible for all commercial operations in the Americas, including sales, applications, project financing, design and field execution. Mr. Fox has over 30 years of global experience in developing and leading high growth, profitable businesses. Prior to joining ECD, he served in a number of key executive leadership roles at United Technologies Corporation and most recently was responsible for UTC Power’s Stationary Power Solutions, a business focused on distributed power generation and building efficiency services.
     Subhendu Guha is Executive Vice President, Photovoltaic Technology of ECD and Chairman of its wholly owned subsidiary, United Solar Ovonic. Dr. Guha joined ECD in 1982. He was named United Solar Ovonic’s President in 2000 and its President and Chief Operating Officer in May 2003, a position he held from 2003 until 2007, when he assumed his current position. Dr. Guha is a world-renowned authority in PV technology, with many years of experience in the development and manufacture of solar panels. He serves on many national and international PV committees, including the Advisory Board of National Center for Photovoltaics, the body responsible for directing and implementing the U.S. Department of Energy’s strategy in PV.
     Jay B. Knoll is Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of ECD. Prior to being named Executive Vice President in August 2009, he was Senior Vice President, General Counsel and Chief Administrative Officer, a position he held since October 2007. Mr. Knoll joined the Company in 2006 as Vice President and General Counsel. Prior to joining ECD, Mr. Knoll was Vice President, General Counsel and Corporate Secretary of Collins & Aikman Corporation from November 2002 to September 2005. Collins & Aikman filed for bankruptcy in May 2005. Mr. Knoll has held positions at Lear Corporation, Covisint LLC, Visteon Corporation, and Detroit Diesel Corporation.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Company faces a dynamic and competitive marketplace that has necessitated the recruitment and development of a substantially new senior management team over the past several years. In support of this transition, the Compensation Committee of the Board conducted a thorough review of the Company’s compensation philosophy and programs. The Committee recognizes that the long-term success of the Company is dependent on the leadership, experience, motivation, execution effectiveness and ingenuity of its executive officers. With this objective, the Committee has overseen development and implementation of a comprehensive compensation program designed to:
•	attract, retain, and develop key executives critical to the Company’s initiatives;

•	motivate and reward superior performance, based on competitively benchmarked expectations and resulting from decisions and actions consistent with the Company’s Code of Business Conduct;

•	foster individual growth; and

•	align the long-term interests of executives with stockholders.
     In particular, the compensation program in fiscal 2010 consisted of various compensation elements linked to performance-based measures and aligned with stockholder interests. These included an annual cash bonus program and a long-term performance share plan based on specific company performance goals. In addition, time-based restricted stock units were granted in 2010. The annual and long-term incentive plans were designed to focus our executives on our long-term commercialization strategy and reward them for taking effective steps toward delivering on that strategy, with the stock portions of our incentive program intended to align executives’ interests with those of stockholders.
     During fiscal 2010, in light of the economic downturn and the actual performance achieved, the Company and Committee also took certain actions relating to executive officer pay such as maintaining the voluntary salary reductions, paying no bonus for fiscal 2010 performance and revisiting the long-term incentive performance grants implemented in September 2008. All of these compensation actions are described in further detail later in this Compensation Discussion and Analysis.
The Compensation Committee’s Role
     The Committee, composed entirely of independent directors, administers the executive compensation programs of the Company. The Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, approving equity grants and otherwise administering share-based plans, and reviewing annually all compensation decisions relating to the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer and all other executive officers, including those named in the “Summary Compensation Table” (the named executive officers). The Committee’s charter, which is reviewed at least annually by the Committee and approved by the Board, reflects its responsibilities and is available for review in the “Corporate Information—Corporate Governance” section of the Company’s website at www.energyconversiondevices.com. In fiscal 2010, the Committee held 10 meetings.
Process for Determining Compensation for Named Executive Officers
     Management and Other Employees. The Committee works with management to set the agenda for Committee meetings, and the Chief Executive Officer and other members of management are regularly invited to attend such meetings. The Committee meets in executive session as necessary to discuss compensation issues generally outside the presence of management, as well as to review the performance and consider the compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer is then reviewed and determined, in executive session, by the entire Board of Directors.
     The Committee takes significant direction from the recommendations of the Chief Executive Officer and Executive Vice President and Chief Human Resources Officer in establishing the compensation for the other named executive officers (and from the Chief Executive Officer alone for the Executive Vice President and Chief Human Resources Officer), as it believes the Chief Executive Officer, with the support of the Chief Human Resources Officer has the best understanding of the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, the Chief Executive Officer provides information to the Committee regarding the individual’s experience, current performance, potential for advancement and other subjective factors. The Committee retains discretion to modify the Chief Executive Officer’s recommendations and reviews such recommendations for their reasonableness based on individual and Company performance as well as market information.
     The Company’s legal, human resources and corporate finance departments also attend Committee meetings upon request and support the Committee in its work pursuant to delegated authority to fulfill various functions in developing and administering the compensation plans and programs.
     Third-Party Consultants. The Committee has the authority to retain and obtain assistance from, and to approve engagement fees and other retention terms of, legal, accounting, compensation and other advisors. Since 2008, the Committee has engaged Exequity, LLP, an independent compensation consultant, to provide market information and analyses in connection with the Committee’s review of the Company’s compensation programs and consideration of individual executive’s compensation packages, and in the determination of equity grants made to executive officers and executive candidates. The Committee approved the terms of the engagement and determined the responsibilities of Exequity independently from the Company’s management. In carrying out the responsibilities assigned to it by the Committee, Exequity worked with Company management in developing and implementing compensation programs approved by the Committee.
     Exequity assisted the Committee in developing incentive programs and competitive opportunities for fiscal 2010, along with providing market information on compensation changes in light of the challenging economy and sharing executive compensation trends. Exequity participated in 10 meetings of the Committee in fiscal 2010.
Compensation Philosophy and Objectives
     The Committee’s decisions with respect to compensation for named executive officers and other executive officers in fiscal 2010 were guided by the following objectives:
•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, and designed to support our commercialization, technology development and growth strategies.

•	Our compensation program should be designed to motivate and reward our executives for performance through the use of variable compensation tied to short-, intermediate- and long-term results.

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunity, which we have defined as the 50th percentile of our benchmarking peer group and above the 50th percentile for above target performance.

Executive Compensation Policies and Practices
Benchmarking Group
     In administering the compensation program, the Committee generally relies on market data provided by its independent consultant and management. We reevaluated and revised our peer group for executive officer compensation benchmarking in fiscal 2009 to more closely align with companies similar in terms of their rate of growth, global scale, technological complexity, and nature of business involving the conversion of commodity-based materials into highly valued and unique end products. As a result, for purposes of benchmarking executive officer compensation in fiscal 2009, the Committee reviewed pay data and practices for a group of publicly traded companies consisting of solar companies of similar size to the Company plus similarly sized semiconductor companies with three-year average revenue growth of 15% or more. That group consisted of 26 companies with revenues between $100 million and $1 billion. The following companies were included in that benchmarking peer group:
Anadigics Inc.
Applied Micro Circuits Corp.
Asyst Technologies Inc.
Atheros Communications, Inc.
Aviza Technology Inc.
Diodes Inc.
Emcore Corp.
Entegris Inc.
Evergreen Solar Inc.
First Solar Inc.
Formfactor Inc.
Hittite Microwave Corp.
Integrated Device Tech Inc.
IXYS Corp.
Microsemi Corp.
Omnivision Technologies Inc.
Rudolph Technologies Inc.
Semitool Inc.
Sigma Designs Inc.
Silicon Image Inc.
SIRF Technology Holdings Inc.
Standard Microsystems Corp.
Sunpower Corp.
Tessera Technologies Inc.
Ultra Clean Holdings Inc.
Varian Semiconductor

     However, while the above represents the benchmarking peer group we used in fiscal 2009 when benchmarking executive officer compensation, we did not engage in any further benchmarking for fiscal 2010 because benchmarking was not viewed as necessary or even meaningful due to changes in the macro-economic environment as well as the compensation pay program changes we initiated in response to such conditions. Nevertheless, we believe benchmarking can provide valuable information in most cases and we reviewed the composition of our benchmarking peer group and utilized benchmarking as we considered executive officer compensation for fiscal 2011.
Target Pay Mix
     The total compensation package for our executive officers consists of base salary, annual bonus, long-term incentives and benefits. In determining both the target level of compensation and the mix of compensation elements, we consider market practice, business objectives, expectations of our stockholders, and our own judgment of where the targets should be established. In making this determination, we reviewed historical market practice with regard to such components of compensation, with actual pay mix varying based on Company performance. Market practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives, which may differ from comparator company practices.
     In recent years, we have moved to strengthen our pay-for-performance orientation with a higher proportion of compensation targeted through variable pay. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it better reflects competitive market practice allowing us to attract and retain talented executives.
Factors Considered in Making Compensation Decisions
     Actual compensation levels are a function of Company performance as described under each specific compensation element below. When making pay decisions, the Committee considered the aggregate sum of base salary, annual incentives and the fair value of long-term incentives (determined at grant) for an executive officer. The Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Program and Long-Term Incentive Program, initial award amounts were determined based on our judgment after reviewing prior year compensation information for our executive officers, as well as current economic conditions. The Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance does not receive at least a “satisfactory” rating during his or her annual performance evaluation. Final decisions on any major element of compensation, as well as total compensation for executive officers except the Chief Executive Officer, are made by the Committee, and by the Board, on recommendation by the Committee, for the Chief Executive Officer. As a general matter, our compensation program treats all of the named executive officers similarly.
Components of Compensation
     The following table shows the intended full-year target values of our fiscal year-end 2010 base salaries, and annual bonus and long-term incentive target pay opportunities for our named executive officers. The Committee reviewed the individual annual incentive and long-term incentive targets for fiscal 2010 and decided to maintain the target opportunities for the named executive officers at fiscal 2009 levels. However, as discussed further below, the long-term incentive opportunities awarded in fiscal 2010 were significantly lower than our targets identified in the table below.
Fiscal 2010 Target Pay Opportunity

		Annual Bonus Target	Long-Term Incentive
	Base Salary	Opportunity	Target Opportunity
Executive Officer	at FYE 2010(1)	(% of Base Salary)(2)	(% of Base Salary)(2)
Mark D. Morelli	$436,500	85%	200%
President and Chief Executive Officer
William C. Andrews(3)	$600,000	0%	0%
Interim Chief Financial Officer
Subhendu Guha, Ph.D.	$290,160	60%	100%
Executive Vice President, Photovoltaic Technology; Chairman, United Solar Ovonic

		Annual Bonus Target	Long-Term Incentive
	Base Salary	Opportunity	Target Opportunity
Executive Officer	at FYE 2010(1)	(% of Base Salary)(2)	(% of Base Salary)(2)
Jay B. Knoll	$287,100	60%	100%
Executive Vice President, General Counsel and Chief Administrative Officer
Ted F. Amyuni	$247,500	60%	100%
Executive Vice President, ECD and President Europe Middle East and Africa
Harry Zike(4)	$288,000	60%	100%
Former Executive Vice President and Chief Financial Officer

(1)	Except for Mr. Andrews’s compensation, the amounts shown in the table reflect the annual base salaries after a 10% reduction, in effect from May 24, 2009 to July 3, 2010, in light of the economic downturn.

(2)	While the above chart shows the annual cash bonus and long-term incentive target opportunities, the actual amounts paid differed as described in the sections entitled “Components of Compensation — Annual Cash Bonus and Long-Term Incentives.”

(3)	Effective April 5, 2010, William C. Andrews was appointed Vice President Interim Chief Financial Officer, pursuant to the standard terms and conditions of the Company’s consulting agreement, to replace Mr. Zike. Under the Consulting Agreement, Mr. Andrews receives $50,000 per month. He is also reimbursed for actual out-of pocket expenses, including travel and lodging.

(4)	Harry W. Zike resigned as the Company’s Executive Vice President and Chief Financial Officer effective April 5, 2010. For further information, see “Fiscal 2010 Personnel Events — Resignation of Harry W. Zike.”
Base Salary
     The Committee believes that base salary is a significant factor in attracting and retaining key employees and also serves to preserve an employee’s commitment to the Company during any downturns. The Committee also believes that base salary should be commensurate with a named executive officer’s scope of responsibilities, demonstrated leadership abilities, management experience and effectiveness and potential for advancement. Accordingly, the Committee intends to review base salaries of our named executive officers on an annual basis, as well as at the time of a promotion or other significant change in responsibilities.
     Fiscal 2010 year-end base salaries for our named executive officers are shown in the table above. The Committee decided that no executive’s salary should be increased in fiscal 2010. As a result, these base salaries continue to reflect the 10% reduction made to base salaries of named executive officers effective May 24, 2009 to July 3, 2010 in light of the economic downturn.
Annual Cash Bonus
     The Committee believes that the Company’s annual cash incentive program provides a meaningful reward for the achievement of significant short-term Company performance, while assisting the Company in attracting, motivating, and retaining employees. At the beginning of fiscal 2010, the Committee established that performance should be measured based on a combination of financial and individual performance. The weighting of financial and individual performance was equal, with 50% on each component; however, no annual bonus pool would be established unless a minimum level of corporate consolidated adjusted operating income was achieved. The annual incentive for the Chief Executive Officer was based on financial performance only.
     The financial performance metrics for fiscal 2010 were volume and cost per watt produced, two measures that the Committee believes closely correlate with the Company’s goal of achieving sustainable profitability. Volume includes the megawatt sales physically shipped in accordance with the Company’s revenue recognition policy plus megawatts physically shipped according to the terms of signed project agreements. Average cost per watt produced is defined as the total actual costs to manufacture our product divided by the nominal watt rating of the product. The Committee established specific performance goals around these measures, with individual target awards subject to adjustment based on actual financial performance as follows:

Actual Financial Performance	Percentage of Individual Target Award
Maximum Performance Level (or higher)	200%
Stretch Performance Level	150%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%
     The fiscal 2010 target bonus for executive officers was 60% of their respective base salary, other than Mr. Morelli whose fiscal 2010 target bonus was 85% of his base salary. These target figures were set by the Committee after discussions with management and the Committee’s consultant and were unchanged from fiscal 2009 targets.
     Upon completion of fiscal 2010, the Committee reviewed actual performance and, since the threshold adjusted operating income was not achieved, no annual incentive payouts were made.
Long-Term Incentives
     Awards of Performance-Based RSUs for Fiscal 2010
     At the beginning of fiscal 2009, the Committee considered an approach to equity compensation for both fiscal 2009 and fiscal 2010 in support of the capacity expansion goals that were communicated to the marketplace during 2008. The Committee believes that awarding performance-based equity awards to executive officers and certain other key employees serves as a powerful tool that motivates such individuals to generate long-term returns for the Company’s stockholders.
     Accordingly, the Committee awarded performance-based restricted stock units (RSUs) to the Company’s executive officers based on capacity expansion goals to be achieved by the end of fiscal 2010 and the end of fiscal 2012, along with associated gross margin goals. These awards were denominated in shares of common stock and were to vest upon the achievement of performance conditions set by the Committee. Similar to the annual bonus plan, if the target performance goals were met, then 100% of the target shares were to vest. If maximum goals were met, 200% of the target shares were to vest; and, conversely, if threshold goals were met, 50% of the target shares were to vest. If performance was below the threshold goals, then no shares were to be earned. Linear interpolation was to be used for actual performance between these “mileposts.” Generally, an executive officer must remain employed by the Company through the end of a performance cycle in order to receive restricted stock units upon vesting.
     As a result of the global credit crunch and economic downturn that began unfolding during fiscal 2009, the Company revised its strategy and slowed its timetable for capacity expansion in response to the Company’s dramatically changing business environment. Consequently, the Compensation Committee determined that the capacity expansion goals in the performance-based RSUs were inconsistent with the revised business strategy. After significant deliberation, the Committee decided to pursue a revised two-prong approach to equity-based compensation for fiscal 2010 emphasizing performance, retention, and stockholder alignment. The Committee granted performance-based RSUs that represented approximately 50% of the fiscal 2010 grant with the remaining 50% of the fiscal 2010 target grant made as time-based RSUs. Taking into account the Company’s decline in stock price, the combination of these two types of awards approximated 45% of the Company’s annual market-based long-term incentive award targets. For example, the annual long-term incentive target for the Chief Executive Officer is 200% of salary, and the combination of these two types of awards approximated 90% of salary.
     The performance-based RSUs had a one-year performance goal based on fiscal 2010 adjusted operating income performance. The maximum number of shares that could be earned was 150% of target. Any shares so earned based on fiscal 2010 actual performance would then be subject to a further two-year time vesting requirement, after which, if the executive was still employed by the Company, the shares would be paid. Upon completion of fiscal 2010, the Committee reviewed actual performance. Since the performance goal of having positive adjusted operating income was not achieved, none of the fiscal 2010 performance-based RSUs were earned.
     The time-based RSUs vest in full three years from the date of grant. Given the new fiscal 2010 grants and the revised business strategy, the Committee decided that the best approach to making fiscal 2010 time-based RSU grants was through the modification of the performance-based RSUs granted in September 2008. In essence, RSU grants made in 2008 that were tied to achieving certain capacity goals by fiscal 2012 were exchanged for time-based awards that vest at the end of three years. The Committee concluded that this was the right approach given the desire to balance the focus on performance and retention in challenging times, while remaining sensitive to share price declines as well as share pool constraints of the 2006 Incentive Plan.
     The following table summarizes the equity grants that were received in exchange for 2008 RSUs (i.e., the time-based RSUs) as well as the performance-based RSUs that were granted in fiscal 2010 to the named executive officers. As previously noted, the performance-based RSUs were not earned in fiscal 2010:

		Performance-Based
Executive Officer	Time-Based RSUs(1)	RSUs(2)
Mark D. Morelli	18,630	18,018
William C. Andrews	—	—
Subhendu Guha	6,190	6,003
Jay B. Knoll	6,130	5,291
Ted F. Amyuni	2,310	6,283
Harry W. Zike(3)	6,150	4,934

(1)	The time-based RSUs were granted to the executives as part of the exchange for their 1GW performance-based RSU awards that were granted in fiscal 2008.

(2)	Target number of performance-based RSUs granted. Based on fiscal 2010 performance, none of these performance-based RSUs were earned, and all expired at the end of fiscal 2010.

(3)	Harry Zike resigned as the Company’s Executive Vice President and Chief Financial Officer effective April 5, 2010. For further information, see “Fiscal 2010 Personnel Events.”

Perquisites and Other Personal Benefits
     The Committee believes that limited perquisites and other personal benefits may be appropriate to attract and retain employees for key positions and to increase workplace efficiency. Historically, these benefits have generally been limited to relocation and similar transition costs and have made up a very small percentage of total compensation for the named executive officers. The Committee did not make any adjustments to these benefits for the named executive officers for fiscal 2010.
     The Company also provides benefits such as medical, dental, and disability coverage, paid vacation and term-life insurance to each employee in a non-discriminatory manner. The named executive officers receive benefits on the same terms and conditions as are generally available to all employees.
Post-Employment Benefits
     The Committee believes that termination benefits serve to enhance our ability to attract and retain talented executive officers and ensure the continued dedication of such employees. In particular, such termination benefits diminish the inevitable distraction of employees caused by personal uncertainties and risk of job loss.
     The Committee approved the Executive Severance Plan pursuant to which executive officers will be eligible to receive severance benefits in connection with the Company’s termination of their employment without “cause” or the employee’s termination of employment for “good reason.” A termination is for “cause” if it relates to willful and continual failure after notice to substantially perform the duties of employment (other than resulting from illness), any other breach resulting in material harm to the Company, conviction of a felony, or fraud or embezzlement, or a material violation of our Code of Business Conduct. A termination by the employee is for “good reason” if it relates to a material reduction in base pay, a material diminution in authorities, duties, or responsibilities, or a material change in office location, with an exception for across-the-board changes unless such changes occur within one year before or after a change in control. An employee must provide written notice of termination for good reason within 90 days following the initial existence of the qualifying condition, and the Company has a right to cure such condition within 30 days of notice. All executive officers participate in the Executive Severance Plan.
     Under the Executive Severance Plan, participants will receive: (1) a base salary equal to the highest amount in the 180 days prior to such termination, for the severance coverage period specified in the participation agreement; (2) a pro-rata portion of the target annual incentive award under the Annual Incentive Program; (3) an additional cash bonus payment based on the severance coverage period and the most recent target annual incentive award; (4) subsidized medical and dental benefits for the severance coverage period, but for no more than 18 months; and (5) outplacement services for the severance coverage period, but for no more than 18 months. The severance coverage period for the executive officers, other than the Chief Executive Officer, is one year. Mr. Morelli’s severance coverage period, as modified by his employment arrangement, is two years if termination occurs prior to a change in control and three years if termination occurs following a change in control. In addition, all unvested awards of stock options, stock appreciation rights, restricted stock, and restricted stock units will vest effective upon the termination date and, for stock options and stock appreciation rights, will be exercisable for six months after the termination date, unless otherwise specified in the award (but no later than the 10th anniversary of the grant date). Unvested awards of performance-based restricted stock units will vest on a pro-rated basis at the end of the performance cycle based on the portion of the performance period employed and the actual performance through the full performance cycle.
     Further, in the event of a termination in connection with a change in control, the Company will provide each participant with a full excise tax gross-up (including, without limitation, any interest or penalties imposed with respect to such taxes) on the above benefits in the event such benefits exceed

310% of the base amount determined under Section 280G of the Code. The gross-up payment generally will be paid (to the extent not required to be withheld) in a lump sum on the fifth day before the due date of such excise taxes. If the participant’s benefits are above 300% and equal to or less than 310% of the base amount, the benefits under the plan will be reduced by the smallest amount necessary to ensure that the benefits are not subject to excise taxes. See “—Tax and Accounting Implications—Change in Control Payments” for further information.
     In order to receive benefits under the Executive Severance Plan, participants must agree to non-competition, non-solicitation, non-disparagement and confidentiality provisions, as well as provide a full waiver and release of any potential employment-related claims (excluding claims under the Executive Severance Plan or any employee benefit plan sponsored by the Company). If a participant violates any of such provisions, the Company will not be required to pay any further amounts under the plan and the participant must repay all amounts previously paid under the Executive Severance Plan.
Fiscal 2010 Personnel Events
     Chief Financial Officer Changes
     Harry W. Zike resigned as the Company’s Executive Vice President and Chief Financial Officer, effective April 5, 2010 for personal reasons. At that time, the Board of Directors appointed William C. Andrews to serve as the Chief Financial Officer on an interim basis.
Fiscal 2011 Compensation Decisions
     During fiscal 2010, the challenging and volatile economic environment, particularly as it pertains to the solar industry, created significant difficulty in establishing reasonably challenging but achievable financial goals in the short-term and long-term incentive plans. Early in the fiscal year, it became evident that the performance goals in both the short- and long-term incentive plan were unlikely to be achieved. While management and the Committee anticipate an improving environment and improved performance, it has become clear that budgeting annual performance has become extremely challenging in this volatile environment. Further, the Committee believes it is important that the annual cash bonus and long-term incentive programs motivate and support performance throughout the entire year.
     As a result, for fiscal 2011, the Company has determined that cash bonuses should be based on a combination of financial performance (Earnings Before Interest, Taxes, Depreciation, Restructuring and Stock-Based Compensation [EBITDARS] and Megawatts Shipped), as well as individual performance. The weighting of financial and individual performance is equal, with 50% on each component. However, the goals of the fiscal 2011 annual bonus plan will be set quarterly for the financial performance metrics and semi-annually for the personal performance metrics. Payouts will be made at the end of the relevant performance period; however, the amount of the potential payments is weighted toward the final payment pending review and audit of full fiscal year financial results. As a result, assuming a target level of performance is achieved under both the financial and individual performance goals, the following chart illustrates the amount of the target bonus that would be earned and paid each quarter:

					Total for
Fiscal 2011 Cash Bonus	Q1	Q2	Q3	Q4	FY 2011
Financial Performance Payout	12.5%	12.5%	12.5%	12.5%	50%
Individual Performance Payout	—	12.5%	—	37.5%	50%
Bonus Payable at Target	12.5%	25.0%	12.5%	50.0%	100%

     Further, from a long-term incentive perspective, the Committee maintains a desire to be market competitive and to align executives’ interests with stockholders. Thus, the Committee believes that it is important to continue to provide executives opportunities to earn stock in the Company. Given the limited number of shares available under the 2006 Stock Incentive Plan, the Committee determined that it could not provide market competitive grants in fiscal 2011. In light of that determination, in August 2010 the Committee opted to utilize most of the remaining share pool in the 2006 Stock Incentive Plan to make time-based restricted stock grants to the management team, effectively depleting the pool. The grants made in August approximate 30% of the targeted long-term incentive opportunity (which remained unchanged from those described on pages 20 and 21 of the proxy). The Company is requesting stockholder approval of a new equity compensation plan (see page 47 of this proxy, 2010 Omnibus Incentive Compensation Plan Proposal). If the plan is approved, the Company anticipates making another equity grant for fiscal 2011 to bring equity awards closer to market competitive levels.
Clawback Policy
     If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board intends to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the wrongdoer(s). Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiation of an action for breach of fiduciary duty, and/or (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
     The Committee-approved forms of the Company’s stock option, restricted stock, restricted stock unit, and performance-based restricted stock unit award agreements provide for the recoupment of a portion of share-based compensation paid to executive officers, plus interest, upon the restatement of financial results if such were to occur. In order to trigger recoupment of such funds, the gain on the award must be at least in part attributable to the achievement of certain financial results that were subsequently the subject of restatement, the person must have engaged in fraud or intentional misconduct that is a substantial contributing cause to the need for such restatement and the gain based upon the restated results must be lower than the gain based on the reported results. The terms of the recoupment provision applied to award grants in fiscal 2010. The Annual Incentive Program includes a comparable recoupment provision, and the Committee currently intends to include similar recoupment provisions in its compensation plans, programs and agreements in the future.
Tax and Accounting Implications
Deductibility of Executive Compensation
     The Committee has reviewed the Company’s compensation programs and policies in light of Section 162(m) of the Code, which states that annual compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the three other highest compensated executive officers is not deductible by the Company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). Amounts payable under the Annual Incentive Program, approved by the stockholders at the 2007 Annual Meeting of Stockholders, may qualify as performance-based compensation in accordance with Section 162(m). Share-based awards granted under the 2006 Stock Incentive Plan also may qualify as performance-based compensation. To maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible. The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Company.

Nonqualified Deferred Compensation
     Section 409A of the Code generally provides that, unless certain requirements are met, amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income to the extent such deferred compensation is not subject to a substantial risk of forfeiture. These amounts would also be subject to income and payroll withholding tax penalties and interest to the extent such taxes were not timely paid or withheld.
     The Company believes that all of its employment and severance arrangements and benefit plans meet the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest.
Accounting for Stock-Based Compensation
     Effective July 1, 2005, the Company adopted FAS 123(R), “Share-Based Payment” (now known as FASB ASC Topic 718 Compensation—Stock Compensation), which requires all share-based compensation to be recognized as an expense in the Company’s financial statements over the requisite service period based on the grant-date fair value of the award. See Note 4 of the Summary Compensation Table for further information.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and the Proxy Statement for the 2010 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE George A. Schreiber, Jr., Chair Robert I. Frey Stephen Rabinowitz
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of the members of the Compensation Committee is or has been an officer or an employee of the Company. In addition, during fiscal 2010, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Company’s Compensation Committee.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
     The table below lists the total compensation of our named executive officers in fiscal years 2010, 2009 and 2008.

										Non-Equity
						Stock		Option		Incentive Plan	All Other
Name and		Salary		Bonus		Awards		Awards		Compensation	Compensation		Total
Principal Position	Year(1)	($)(2)		($)		($)(3)		($)(4)		($)(5)	($)		($)
Mark D. Morelli	2010	436,488		—		408,450		—		—	9,800	(6)	854,738
President and Chief	2009	476,916		—		1,987,416		362,791		—	32,717	(7)	2,859,840
Executive Officer	2008	389,430		400,000	(8)	1,738,700		1,618,181		138,100 (8)	105,419	(9)	4,389,830
William C. Andrews	2010	175,000	(11)	—		—		—		—	2,073	(12)	177,073
Interim Chief	2009	—		—		—		—		—	—		—
Financial Officer(10)	2008	—		—		—		—		—	—		—
Subhendu Guha	2010	290,160		—		135,904		—		—	8,831	(6)	434,895
Executive Vice	2009	313,433		—		676,205		136,524		—	9,000	(13)	1,135,162
President,	2008	296,154		—		258,100		—		177,700	30,642	(14)	762,596
Photovoltaic Technology
Jay B. Knoll	2010	287,102		—		126,910		—		—	9,800	(6)	423,812
Executive Vice	2009	313,193		—		1,059,965		190,943		—	9,200	(13)	1,573,301
President, General	2008	294,529		—		—		—		221,000	—		515,529
Counsel and Chief Administrative Officer
Ted F. Amyuni	2010	247,500		—		98,179		—		—	36,177	(16)	381,856
Executive Vice	2009	—		—		—		—		—	—		—
President; President	2008	—		—		—		—		—	—		—
— Europe, Middle East and Africa (15)
Harry W. Zike	2010	231,037		—		122,931	(19)	—		—	9,800	(6)	363,768
Former Chief	2009	286,769		15,000	(18)	537,065	(19)	438,256	(19)	—	985	(13)	1,278,075
Financial Officer(17)	2008	—		—		—		—		—	—		—

(1)	Fiscal Year: July 1 — June 30.

(2)	Effective May 24, 2009, the base salary of the named executive officers was reduced by 10% in light of the economic downturn. Full salary was reinstated effective July 4, 2010.

(3)	The awards in this column reflect restricted stock units granted under the 2006 Stock Incentive Plan. Under the SEC rules, the values reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of grants of stock options and stock awards to each of the listed officers in the years shown.

(4)	We calculate the value of stock options using the Black-Scholes option pricing model. For information on assumptions used in the calculation of options granted in fiscals 2010, 2009 and 2008, refer to Note 19 in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

(5)	The amounts shown reflect awards earned by certain named executives under the Annual Incentive Plan in fiscal year 2008 (see “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Bonus” for further information).

(6)	The amount shown represents matching contribution under the Company’s 401(k) plan during calendar year 2009.

(7)	The amount shown represents $23,517 in moving expenses paid by the Company under its executive relocation assistance program and $9,200 of matching contribution under the Company’s 401(k) plan during calendar 2008.

(8)	The amount shown reflects $100,000 signing bonus and $300,000 which was guaranteed under the Company’s Annual Incentive Plan pursuant to the terms of the offer letter between Mr. Morelli and the Company. The actual amount earned under the Company’s Annual Incentive Plan was $438,100.

(9)	The amount shown represents $101,711 in relocation expenses paid by the Company under its executive relocation assistance program and $3,708 of matching contribution under the Company’s 401(k) plan during fiscal 2008.

(10)	Effective April 5, 2010, Mr. Andrews was appointed Interim Chief Financial Officer, pursuant to the standard terms and conditions of the Company’s consulting agreement, to replace Mr. Zike. Under the Consulting Agreement, Mr. Andrews receives $50,000 per month.

(11)	Prior to his appointment as Interim Chief Financial Officer, Mr. Andrews was retained as a consultant. The amount shown includes payment for services provided as a consultant.

(12)	The amount shown represents reimbursement of out-of-pocket expenses pursuant to the terms of the consulting agreement between the Company and Mr. Andrews.

(13)	The amount shown represents matching contribution under the Company’s 401(k) plan during calendar year 2008.

(14)	The amount shown includes $11,923 in unused vacation payout, $10,373 in matching contribution under the Company’s 401(k) plan during fiscal year 2008 and $8,346 in unused sick-day payout. In calendar year 2008, the Company notified employees that it is eliminating the practice of cash payouts related to unused vacation and sick days to active employees.

(15)	Mr. Amyuni joined the Company on January 14, 2009.

(16)	The amount shown represents the one-time foreign exchange true-up sum of $24,192 pursuant to the terms of Mr. Amyuni’s employment agreement, the tax gross-up sum of $4,454 associated with the one-time foreign exchange true-up sum and $7,530 of matching contribution under the Company’s 401(k) plan during calendar year 2009.

(17)	Mr. Zike joined the Company in July 2007 and was named Chief Financial Officer effective September 1, 2008. He resigned as Chief Financial Officer for personal reasons effective April 5, 2010.

(18)	The amount shown represents a signing bonus.

(19)	The stock awards and options granted to Mr. Zike during his employment with the Company were forfeited upon his resignation.

Grants of Plan-Based Awards in Fiscal 2010
     The following table presents information on plan-based awards granted to the named executive officers in fiscal 2010.

			Estimated Future			Estimated Future			All Other		All Other		Grant Date
			Payouts Under			Payouts Under			Awards:		Awards:	Exercise	Fair Value
			Non-Equity Incentive			Equity Incentive			Number		Number of	Price of	of Stock
			Plan Awards			Plan Awards			of Shares		Securities	Option	and Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock		Underlying	Awards	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	or Units		Options	($/Sh)	($)
Mark D. Morelli	Annual		185,500	371,000	742,000
	Incentive(1)
	Perf. Restricted	11/3/2009				—	18,018	27,027					211,531
	Stock Units (2)
	Restricted Stock Units	11/12/2009							18,630	(3)			196,919
William C. Andrews	Annual Incentive	—	—	—	—	—	—	—	—				—
	Perf. Restricted	—							—				—
	Stock Units
	Restricted Stock Units	—							—				—
Subhendu Guha	Annual Incentive		87,050	174,100	348,200
	Perf. Restricted	11/3/2009					6,003	9,005					70,475
	Stock Units (2)
	Restricted Stock Units	11/12/2009							6,190	(3)			65,428
Jay B. Knoll	Annual		86,150	172,300	344,600
	Incentive(1)
	Perf. Restricted	11/3/2009				—	5,291	7,936					62,116
	Stock Units (2)
	Restricted Stock Units	11/12/2009							6,130	(3)			64,794

			Estimated Future			Estimated Future			All Other		All Other		Grant Date
			Payouts Under			Payouts Under			Awards:		Awards:	Exercise	Fair Value
			Non-Equity Incentive			Equity Incentive			Number		Number of	Price of	of Stock
			Plan Awards			Plan Awards			of Shares		Securities	Option	and Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock		Underlying	Awards	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	or Units		Options	($/Sh)	($)
Ted F. Amyuni	Annual		74,250	148,500	297,000
	Incentive(1)
	Perf. Restricted	11/3/2009					6,283	9,425					73,762
	Stock Units (2)
	Restricted Stock Units	11/12/2009							2,310	(3)			24,417
Harry W. Zike	Annual		86,400	172,800	345,600
	Incentive(1)
	Perf. Restricted	11/3/2009				—	4,934	7,401					57,925
	Stock Units (2)
	Restricted Stock Units	11/12/2009							6,150	(3)(4)			65,005

(1)	Annual incentive payouts were not made in fiscal year 2010 since the financial performance metrics were not achieved. For further information, see Compensation Discussion and Analysis under the heading “Annual Cash Bonus.”

(2)	Performance-based restricted stock units were granted for fiscal year 2010 as described in the Compensation Discussion and Analysis under the heading “Long-term Incentives-Awards of Performance-Based RSUs for Fiscal 2010.” As further described in the Compensation Discussion and Analysis, these awards were cancelled since the performance metric was not achieved.

(3)	The amount consists of restricted stock units (RSUs) received in a Tender Offer in exchange for the surrender of an equal number of performance-based RSUs granted during fiscal year 2008 as described in the Compensation Discussion and Analysis under the heading “Awards of Performance-Based RSUs for Fiscal 2010.” The RSUs settle on a one-for-one basis in shares of ECD common stock and generally vest on November 12, 2012. The grant-date fair value of each RSU is calculated in accordance with FASB ASC Topic 718 and is equal to the closing price of ECD common stock on NASDAQ on the grant date, which was $10.57. The actual value the named executive officer receives will depend on the price of our common stock when the shares vest.

(4)	The stock awards granted to Mr. Zike during his employment with the Company were forfeited upon his resignation.
Summary of Material Terms of Executive Employment Arrangements
     The named executive officers, with the exception of Mr. Andrews who joined the Company as Interim Chief Financial Officer effective April 5, 2010, are all participants in the Company’s Executive Severance Plan as described above in the Compensation Discussion and Analysis section entitled “Post-Employment Benefits.”

Outstanding Equity Awards at June 30, 2010
     The following table provides information on the current holdings of stock options and stock awards by the named executive officers as of June 30, 2010. Market value for stock options is calculated by taking the difference between the closing price of our common stock on NASDAQ on the last trading day of the fiscal year ($4.10 on June 30, 2010) and the option exercise price and multiplying it by the number of options. Market value of shares or units of stock that have not vested is determined by multiplying the number of shares by the closing price of our common stock on NASDAQ on the last trading day of the fiscal year.

	Option Awards						Stock Awards
									Market
		Number of	Number of				Number of		Value of
		Securities	Securities				Shares or		Shares or
		Underlying	Underlying			Market	Units of		Units of
		Unexercised	Unexercised	Option		value of	Stock that		Stock that
		Options	Options	Exercise	Option	Unexercised	Have Not		Have Not
		Exercisable	Unexercisable	Price	Expiration	Options	Vested		Vested
Name	Grant Date	(#)	(#)	($)	Date	($)	(#)		($)
Mark D. Morelli	9/1/2007	45,000	30,000	25.91	9/1/2017	—	30,000	(1)	123,000
	6/30/2008	5,400	3,600	73.64	6/30/2018	—	2,500	(2)	10,250
	8/26/2008	1,900	5,700	76.74	8/26/2018	—	4,690	(3)	19,229
							18,630	(4)	76,383
William C. Andrews	—	—	—	—	—	—	—		—
Subhendu Guha	11/8/2002	2,500	—	10.40	11/8/2012	—	5,000	(5)	20,500
	1/26/2005	6,000	—	16.75	1/26/2015	—	1,760	(3)	7,216
	8/26/2008	715	2,145	76.74	8/26/2018	—	6,190	(4)	25,379
Jay B. Knoll	6/5/2006	5,000	—	42.60	6/5/2016	—	5,000	(6)	20,500
	8/26/2008	1,000	3,000	76.74	8/26/2018	—	2,470	(3)	10,127
							6,130	(4)	25,133
Ted F. Amyuni	1/14/2009	—	15,000	23.77	1/14/2019	—	2,310	(4)	9,471

(1)	The restricted stock awards were granted on September 1, 2007. Pursuant to the terms of the agreement, the restricted shares vested on September 1, 2010. Upon vest, the Company withheld 11,640 shares to pay applicable income and payroll withholding taxes.

(2)	The restricted stock units were granted on June 30, 2008 and will vest on June 30, 2011, subject to continued employment.

(3)	The restricted stock units were granted on August 26, 2008 and will vest on August 26, 2011.

(4)	The restricted stock units were granted on November 12, 2009 and will vest on November 12, 2012. The restricted stock units were received as part of a Tender Offer exchange for the 1GW performance-based RSU awards that were granted in fiscal 2008 as described in the Compensation Discussion and Analysis under the heading “Awards of Performance-Based RSUs for Fiscal 2010.”

(5)	The restricted stock awards were granted on May12, 2008 and will vest in full on May 12, 2011, subject to continued employment.

(6)	The restricted stock awards were granted on July 18, 2008, and will vest in full on July 18, 2011, subject to continued employment.

Option Exercises and Stock Vested in Fiscal 2010
     The following table provides information on stock option exercises by and the vesting of stock awards of the named executive officers during fiscal 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Mark D. Morelli	—	—	—	—
William C. Andrews	—	—	—	—
Subhendu Guha	—	—	—	—
Jay B. Knoll	—	—	5,000	35,550
Ted F. Amyuni	—	—	—	—
Harry W. Zike	—	—	—	—

(1)	The value realized on vesting is based on the market price of $7.11 per share on May 2, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of June 30, 2010.
     In addition, certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events. See “—Company Share-Based Plans” below.
Company Share-Based Plans
     As of fiscal year end 2010, the Company’s named executive officers held equity awards issued under the Energy Conversion Devices, Inc. 1995 Non-Qualified Stock Option Plan (1995 Plan), the 2000 Non-Qualified Stock Option Plan (2000 Plan) and the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (2006 Plan).
     Under the 1995 Plan, if an employee ceases to be engaged in performing services for the Company for any reason, the stock options shall terminate on the earlier of the fixed termination date set forth in the option or, unless otherwise determined by the Compensation Committee, one year after such termination of services. Under the 2006 Plan, the Compensation Committee shall determine the effect of termination of employment upon equity awards. The termination provisions applicable to such equity awards outstanding at fiscal year-end 2010 are as detailed below.
Stock Options
     If an employee’s continuous service is terminated for any reason other than death, disability, retirement (termination after age 65) or for cause:
•	any outstanding stock options that are exercisable as of the employee’s termination date may be exercised until the earlier of (1) 90 days under the 2000 Plan or 6 months under the 2006 Plan following such termination or such date determined by the Compensation Committee in its sole discretion and (2) the expiration of the term of the stock option; and

•	any outstanding stock options that are not exercisable as of the employee’s termination date will be terminated.
     If an employee’s continuous service is terminated for cause, as determined in the sole discretion of the Compensation Committee:
•	all outstanding stock options will be terminated; however, under the 2006 Plan, the Compensation Committee, in its sole discretion, may permit the exercises of stock options until the earlier of 30 days following such termination and the expiration of the term of the stock option; and

•	if the employee has delivered a notice to exercise any outstanding stock options prior to the employee’s termination date but the corresponding shares of ECD common stock have not been delivered, the Company is not obligated to deliver the corresponding shares.
     If an employee’s continuous service is terminated due to death, disability or retirement, all outstanding stock options will vest and be exercisable until the earlier of:

•	the expiration of the term of the stock option; and

•	in the case of death or disability, 12 months following the date of the employee’s termination or such date determined by the Compensation Committee in its sole discretion; or

•	in the case of retirement, three years following the date of the employee’s retirement.
Restricted Stock
     All unvested restricted shares will be forfeited upon the termination of employment for any reason. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may fully vest such restricted shares or provide for different treatment upon termination of employment based on the reason of such termination if it determines that different treatment would be in the best interest of the Company.
Restricted Stock Units
     All unvested restricted stock units will be forfeited upon the termination of employment for any reason other than death, disability or retirement. Upon death, disability or retirement, all unvested restricted stock units shall become fully vested.
Performance Shares
     All unearned performance shares will be forfeited upon the termination of employment for any reason other than retirement, death or disability on or after specified date(s) for each award. If an employee terminates employment on or after such specified date(s) due to retirement, death or disability, then he will be entitled to receive a pro-rated amount of the shares he would otherwise have earned based on the performance achieved during the restriction period, pro-rated to reflect the actual time of employment during such restriction period, i.e. by multiplying the number of shares that would have been earned by a fraction the numerator of which is the number of full or partial months of employment during the restriction period and the denominator of which is the number of months in the restriction period.
Equity Award Treatment Upon a Change in Control
     For equity awards granted in FY2008 and after, upon a change in control, all options, performance shares, restricted stock and restricted stock unit awards to the extent converted into substitute equity awards shall continue to vest according to their original vesting schedules. However, if the substitute equity is not publicly traded, then the awards shall become immediately vested upon the change in control. If an employee’s employment is terminated other than for Cause by the Company or by the employee for Good Reason within one (1) year following a change in control, stock options and restricted stock units shall immediately vest and the options shall remain exercisable through the earlier of (i) six (6) months post-termination of employment, or (ii) expiration of the term of the stock option. For performance shares, if an employee’s employment is terminated following a change in control other than for Cause by the company or by the employee for Good Reason, the shares shall be paid by December 31 following the end of the restriction period. For purposes of the foregoing, “Cause” will exist as detailed in an employee’s written employment agreement, or, if the employee has no written employment agreement, if the employee (a) is convicted of, pleads guilty to, or confesses to any felony or act of fraud, misappropriation or embezzlement which has a material adverse effect on the Company, (b) engages in a fraudulent act to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, as determined by the Committee in good faith in its sole discretion, (c) materially acts or omits involving malfeasance or negligence in the performance of the employee’s duties to the Company to the material detriment of the

Company, as determined by the Committee in good faith in its sole discretion, which is not corrected by the employee within 30 days after written notice of any such action or omission, (d) fails to comply in any material respect with any written policies or directives of the Company, or materially violates the Company’s Code of Business Conduct, as determined by the Committee in good faith in its sole discretion, which is not corrected by the employee within 30 days after written notice of such failure, or (e) materially breaches any noncompetition agreement with the Company, as determined by the Committee in good faith in its sole discretion; and, “Good Reason” means, without the consent of the employee, (a) any material diminution in the employee’s base pay, (b) any material diminution in the employee’s authority, duties or responsibilities, or (c) a material change in the employee’s office location, i.e., a change of more than 50 miles.
     For options and restricted stock granted prior to FY2008, upon a change in control, all options and restricted stock awards would vest and the Compensation Committee has the discretion to determine whether and to what extent an award holder will receive, in exchange for the options and restricted stock awards, a cash payment or a substitute equity award of the acquiring company. The Company will be deemed to undergo a “change in control” in the event of certain acquisitions of 40% or more of the Company’s common stock, a change in a majority of the Board, the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of, and voting power in, the surviving company), or the consummation of the Company’s complete liquidation or dissolution.
Change in Control/Severance Payment Table
     The executive officers participate in the Executive Severance Plan under which the executives are entitled to certain payments upon specified terminations, as described in the Compensation Discussion and Analysis under the heading “Post-Employment Benefits.” The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurs on June 30, 2010. These estimates do not reflect the actual amounts that would be paid to such persons, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.
     The table assumes the acceleration of all share-based awards as of June 30, 2010, except in respect of termination for cause or resignation without good reason, and reflects the intrinsic value of such acceleration, which is (1) for each unvested stock option, $4.10 less the exercise price, if lesser, and (2) for each unvested share of restricted stock, restricted stock units or performance shares, $4.10, which represents the closing price of ECD common stock on NASDAQ on June 30, 2010, the last trading day of fiscal 2010.
     The following items are not reflected in the table set forth below:
•	Accrued and unpaid salary, bonus and vacation.

•	Vested stock option gains.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits provided to all salaried employees.

•	Amounts outstanding under the Company’s 401(k) plan.

•	Disability insurance proceeds and term life insurance proceeds, excluding any supplemental benefits with premiums paid solely by the employee.

	Cash	Share-Based	Miscellaneous	Excise Tax
Named Executive Officer	Severance	Awards	Health Benefits	Gross Up	Total
Mark D. Morelli
Retirement	—	—	—	—	—
Death	—	$228,862	—	—	$228,862
Disability	—	$228,862	—	—	$228,862
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$1,615,050	$228,862	$18,000	—	$1,861,912
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$2,422,575	$228,862	$18,000	—	$2,669,437
William C. Andrews
Retirement	—	—	—	—	—
Death	—	—	—	—	—
Disability	—	—	—	—	—
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	—	—	—	—	—
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	—	—	—	—	—
Subhendu Guha
Retirement	—	—	—	—	—
Death	—	$53,095	—	—	$53,095
Disability	—	$53,095	—	—	$53,095
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$464,256	$53,095	$9,900	—	$527,251
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$464,256	$53,095	$9,900	—	$527,251

	Cash	Share-Based	Miscellaneous	Excise Tax
Named Executive Officer	Severance	Awards	Health Benefits	Gross Up	Total
Jay B. Knoll
Retirement	—	—	—	—	—
Death	—	$55,760	—	—	$55,760
Disability	—	$55,760	—	—	$55,760
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$459,360	$55,760	$12,000	—	$527,120
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$459,360	$55,760	$12,000	—	$527,120
Ted F. Amyuni
Retirement	—	—	—	—	—
Death	—	$9,471	—	—	$9,471
Disability	—	$9,471	—	—	$9,471
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$396,000	$9.471	$2,400	—	$407,871
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$396,000	$9.471	$2,400	—	$407,871
Harry W. Zike	(1)	(1)	(1)	(1)	(1)

(1)	Mr. Zike resigned as the Company’s Executive Vice President and Chief Financial Officer, effective April 5, 2010, for personal reasons. Under the terms of his employment, Mr. Zike did not receive any payments or benefits under the Company’s compensation and benefit plans and arrangements in connection with such resignation.

EQUITY COMPENSATION PLAN
     The following information is set forth with respect to our equity compensation plans at June 30, 2010.

		Weighted-Average	Number of Securities Remaining
	Number of Securities to	Exercise Price of	Available for Future Issuance
	be Issued Upon Exercise	Outstanding	Under Equity Compensation
	of Outstanding Options,	Options, Warrants	Plans (Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,059,821 (1)	$20.45 (2)	403,424

(1)	Includes 194,972 shares issuable upon vesting of restricted stock units (RSUs) granted under the 2006 Stock Incentive Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
     As of October 5, 2010, there were 844,236 stock options outstanding for ECD common stock (with a weighted-average exercise price of $24.93 and weighted average remaining life of 3.4 years). In addition, as of October 5, 2010, there were 645,400 shares issuable upon vesting of all outstanding RSUs and restricted stock awards under the plans. As of October 5, 2010, approximately 29,442 shares remained available for issuance under the 2006 Stock Incentive Plan, all of which could be granted as awards of stock options, stock appreciation rights, performance stock rights, restricted stock or other stock-based awards. The 2006 Stock Incentive Plan was the only existing plan under which future grants could be made, and if stockholders approve Proposal 3, no grants will be made under this plan after the Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
     Directors and Executive Officers. The following table sets forth, as of October 15, 2010, information concerning the beneficial ownership of common stock by each director and executive officer and for all directors and executive officers as a group. Each holder has sole voting and investment power with respect to the securities listed below unless otherwise indicated. Unless otherwise noted, the address of the beneficial owner is c/o Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Class
Ted F. Amyuni	235		*
William C. Andrews	—		—
Joseph A. Avila	7,186	(2)	*
Alan E. Barton	4,000	(3)	*
Christopher P. Belden	15,921	(4)	*
Joseph P. Conroy	19,716	(5)	*
Kenneth P. Fox	—		—
Robert I. Frey	13,226	(6)	*
Subhendu Guha	14,930	(7)	*
William J. Ketelhut	15,769		*
Jay B. Knoll	12,200	(8)	*
Mark D. Morelli	107,815	(9)	*
Stephen Rabinowitz	14,468	(10)	*
George A. Schreiber, Jr.	9,641	(11)	*
All directors and executive officers as a group (14 persons)	236,407		*

*	Less than 1%.

(1)	Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Although shares that a person has the right to acquire within 60 days are counted for the purpose of determining that individual’s beneficial ownership, such shares generally are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. No restricted stock units and/or deferred stock units held by our directors, other than Mr. Belden, or executive officers will vest within 60 days of October 15, 2010.

(2)	Includes outstanding options to purchase 4,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(3)	Includes outstanding options to purchase 3,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(4)	Includes outstanding options to purchase 3,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date. Also includes 2,508 shares of deferred stock units and 6,693 shares of restricted stock units which are convertible into common stock to be paid out as stock when Mr. Belden’s board service ends at our 2010 Annual Meeting of Stockholders.

(5)	Includes outstanding options to purchase 9,716 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(6)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(7)	Includes outstanding options to purchase 9,930 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(8)	Includes outstanding options to purchase 7,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(9)	Includes outstanding options to purchase 69,200 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(10)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.

(11)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 15, 2010 or which become exercisable within 60 days of such date.
     Principal Shareholders. The following table sets forth, to the knowledge of the Company, the beneficial holders of more than 5% of the Company’s common stock. Each holder has sole voting and investment power with respect to the securities listed below unless otherwise indicated.

Name and Address of	Amount and Nature of	Percentage of
Beneficial Holder	Beneficial Ownership	Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	3,426,698	6.88%

(1)	Based upon a Schedule 13G filed with the Commission on January 20, 2010 by BlackRock, Inc. and includes ownership by its subsidiaries.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (“insiders”) to file reports of ownership and changes in ownership of any of the Company’s equity securities with the Commission and to furnish copies of these reports to the Company. As a matter of practice, we assist our directors and executive officers in preparing initial ownership reports and reporting ownership changes and file those reports on their behalf. Based solely on a review of Section 16 filings made by our officers and directors, as well as representations made to us by such officers and directors, none of such persons failed to file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company has adopted a written Related Persons Transaction Policy that applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common shares and executive officers and the immediate family members of each of these individuals. Under our Related Persons Transaction Policy, the General Counsel is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed transaction. If the General Counsel determines that the proposed transaction constitutes a related person transaction, the General Counsel will present the proposed transaction to the Corporate Governance and Nominating Committee for its review and, if appropriate, recommendation of such related person transactions to the Audit Committee for approval or ratification.
     Based on responses to annual director and officer questionnaires, in Fiscal 2010, there have been no related person transactions required to be submitted to the Audit Committee for review, approval or ratification.

AUDIT COMMITTEE REPORT
     The Audit Committee is comprised of four directors, all of whom are independent directors as defined under applicable rules of the Commission, NASDAQ and the Company’s Corporate Governance Principles.
     The Audit Committee oversees the integrity of the Company’s financial statements on behalf of the Board, the adequacy of the Company’s systems of internal controls, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The public accounting firm of Crowe Horwath LLP has been retained to supplement the Company’s internal audit function.
     In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility, among other things, for:
•	confirming the independence of the Company’s independent registered public accounting firm;

•	the appointment, compensation and retention of the Company’s independent registered public accounting firm;

•	reviewing the scope of the audit services to be provided by the Company’s independent registered public accounting firm, including the adequacy of staffing and compensation;

•	approving non-audit services;

•	overseeing management’s relationship with the Company’s independent registered public accounting firm;

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls; and

•	overseeing the performance of the Company’s internal audit function.
     The Audit Committee reviews the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for performing an audit in accordance with standards of the United States Public Company Accounting Oversight Board to obtain reasonable assurance that the consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting.
     The Audit Committee generally oversees the Company’s internal compliance programs. It reviews and discusses with management and the Director of Internal Audit the Company’s significant risk exposures and the steps that management takes to monitor and control such exposures. In addition, the Audit Committee also reviews the significant reports to management prepared by the Director of Internal Audit and management’s responses.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Commission. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee engaged the independent registered public accounting firm and approved auditor services and fees, including audit, audit-related and non-audit fees.
     The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.
     The Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended June 30, 2010. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the internal auditor and the independent registered public accounting firm. During fiscal 2010, the Audit Committee met with management and the independent registered public accounting firm and discussed the interim financial information contained in each quarterly earnings report prior to public release.
     Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board (and the Board agreed) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the Commission.
AUDIT COMMITTEE
William J. Ketelhut, Chair
Joseph A. Avila
Christopher P. Belden
George A. Schreiber, Jr.

     Independent Registered Public Accounting Firm Fees. The following table presents aggregate fees for professional audit services rendered by Grant Thornton LLP, our independent registered public accounting firm, for the fiscal years ended June 30, 2010 and 2009 and fees billed for other services rendered by Grant Thornton during those periods.

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$1,237,463	$1,038,244
Audit-Related Fees(2)	18,800	32,025
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,256,263	$1,070,269

(1)	Audit Fees — These are fees for professional services performed by Grant Thornton for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for the assurance and related services performed by Grant Thornton that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees — These are fees for professional services performed by Grant Thornton with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees — These are fees for permissible work performed by Grant Thornton that does not meet the above categories.
     During fiscal 2010, the Audit Committee approved all audit and services provided to us by Grant Thornton prior to management engaging Grant Thornton for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our independent registered public accounting firm for the fiscal year. In accordance with the Committee’s current policy, additional fees related to audit services proposed to be provided within the scope of the approved engagement may be approved by management, so long as the fees for such additional services are consistent with historical experience, and are reported to the Audit Committee at the next regularly scheduled Committee meeting. Additional fees for other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, approved by the Chairman of the Audit Committee if such additional fees constitute five percent or less of the approved budget. Otherwise, the Audit Committee must approve all additional audit-related and non-audit services to be performed by the independent registered public accounting firm.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Grant Thornton LLP currently serves as the Company’s independent registered public accounting firm. The Audit Committee has appointed Grant Thornton to serve as independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2011 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Commission and consultation in connection with various accounting and financial reporting matters. Grant Thornton may also perform limited non-audit services for the Company.
     The Board has directed that the appointment of Grant Thornton be submitted to the stockholders for ratification. The affirmative vote of a majority of the votes cast at the annual meeting will be required to ratify such appointment. Although stockholder ratification is not required by law and is not binding on the Company, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not so ratified.
     Representatives of Grant Thornton will be present at the annual meeting and available to respond to appropriate questions. Further, they will be given the opportunity to make a statement if they desire to do so.
     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

PROPOSAL NO. 3
APPROVAL OF THE ENERGY CONVERSION DEVICES, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN
     The Board has adopted, subject to stockholder approval, the Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). The Board has adopted the Omnibus Plan so that the Company may grant compensatory awards, including “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Omnibus Plan is intended to replace the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (the “Prior Stock Plan”) and the Energy Conversion Devices Annual Incentive Program (the “Prior Bonus Plan,” and together with the Prior Stock Plan, the “Prior Plans”), which Prior Plans shall be automatically terminated and replaced and superseded by this Omnibus Plan on the date on which this Omnibus Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plans shall remain in effect pursuant to their terms.
Comparison of Omnibus Plan to Prior Plans
     The Omnibus Plan differs from the Prior Plans primarily in that the Omnibus Plan (i) provides additional flexibility to the company with respect to awards made under the Plan; (ii) incorporates additional performance criteria applicable to performance compensation awards, which may constitute “performance based compensation” within the meaning of Section 162(m) of the Code, (iii) reflects changes in the law, and (iv) responds to other compensation and governance trends.
     As of October 5, 2010, 29,442 shares of common stock were available for issuance under the Prior Plans. As of October 5, 2010, there were 844,236 stock options outstanding for ECD common stock (with a weighted-average exercise price of $24.93 and weighted average remaining life of 3.4 years). In addition, as of October 5, 2010, there were 645,400 shares issuable upon vesting of all outstanding RSUs and restricted stock awards under the Prior Plans. If stockholders approve this Proposal 3, no grants will be made under the Prior Plans after the Annual Meeting of Stockholders. We anticipate that the Omnibus Plan’s share reserve of at least four million one hundred thousand (4,100,000) shares will be sufficient for approximately 3 years’ worth of grants. Our board of directors believes that the potential dilution from equity issuances to be made under the Omnibus Plan is reasonable. Approval of the Omnibus Plan is important in that it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.
New Plan Benefits
     We intend to operate our bonus plan and long-term incentive award program under the Omnibus Plan. In addition, we anticipate that, subject to stockholder approval, the equity component of our non-employee director compensation would be made under the Omnibus Plan.
     No options, SARs, performance shares, RSUs or other awards have been awarded pursuant to the Omnibus Plan and the Company cannot determine the amount or type of awards to be granted under the Omnibus Plan to any individual or group presently.

Summary of the Plan
     The following is a summary of the principal features of the Omnibus Plan. This description is qualified in its entirety by the terms of the Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated by reference herein.
     Types of Awards. The Omnibus Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), performance units, cash incentive awards, performance compensation awards and other equity-based and equity-related awards that the Committee determines are consistent with the purpose of the Omnibus Plan and the interests of the Company. Awards may be granted in tandem with other awards.
     Plan Administration. The Omnibus Plan would be administered by the Compensation Committee of our board of directors or such other committee as our board designates to administer the Omnibus Plan (the “Committee”). Subject to the terms of the Omnibus Plan and applicable law, the Committee would have sole and plenary authority to administer the Omnibus Plan, including, but not limited to, the authority to (i) designate plan participants, (ii) determine the type or types of awards to be granted to a participant, (iii) determine the number of shares of our common stock to be covered by awards, or which payments, rights or other matters are to be calculated in connection with, awards, (iv) determine the terms and conditions of awards, (v) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Omnibus Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Omnibus Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (xi) amend an outstanding award or grant a replacement award for an award previously granted under the Omnibus Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to the Company or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Omnibus Plan.
     Shares Available for Awards. Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of (A) 4,100,000, plus (B) any of the awards outstanding under the Prior Stock Plans and the 1995 Non-Qualified Stock Option and 2000 Non-Qualified Stock Option Plans (1,489,636 share awards outstanding as of October 5, 2010), but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of Shares on or after the effective date of the Plan.
     If, after the effective date of the Plan, any Award granted under the Plan (A) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto or (B) is settled other than by the delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award will again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares will become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.
     Subject to adjustment for changes in capitalization, (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards (other than Options and SARs) may be granted under the Plan to any Participant in any fiscal year of the Company will be 600,000, (2) the maximum aggregate number of Shares subject to Options granted in any one fiscal year to any one Participant will be 1,000,000, (3) the maximum aggregate number of Shares subject to SARs granted in any one fiscal year to any one Participant will be 1,000,000, and (4) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Participant in any fiscal year of the Company will be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company will be $3,000,000.
     Changes in Capitalization. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee would, in order to preserve the value of the award and in the manner determined by the Committee, adjust any or all of (A) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted, including (1) the maximum aggregate number of shares of our common stock that could be delivered pursuant to awards granted under the Omnibus Plan (including pursuant to ISOs) and (2) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, and (B) the terms of any outstanding award, including (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate and (2) the exercise price, if applicable, with respect to any award.
     If the Committee were to determine that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of our common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of our common stock or other securities of the Company, or other similar corporate transaction or event would affect the shares of our common stock such that the Committee determines that an adjustment is appropriate or desirable, then the Committee could (A) in such manner as it would deem equitable or desirable, adjust any or all of (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (x) the maximum aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the Omnibus Plan (including pursuant to ISOs) and (y) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, in each case, and (2) the terms of any outstanding award, including (x) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards would relate and (y) the exercise price, if applicable, with respect to any award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.
     Substitute Awards. The Committee would be permitted (subject to repricing restrictions described herein) to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Shares underlying substitute awards would be counted against the aggregate number of shares of our common stock available for awards under the Omnibus Plan, except any shares issued by us through the assumption of or substitution for outstanding awards (other than ISOs) granted by a company that we acquired or with which we combined.
     Source of Shares. Any shares of our common stock issued under the Omnibus Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.
     Eligible Participants. Officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of us or our affiliates would be eligible to participate in the Omnibus Plan. As of October 5, 2010, there are approximately [•] persons in this class.
     Stock Options. The Committee would be permitted to grant both ISOs and NSOs under the Omnibus Plan. The exercise price for options would not be less than the fair market value (as defined in the Omnibus Plan) of common stock on the grant date; however, in the case of an ISO granted to a Ten-Percent Holder (as defined in the Omnibus Plan), the per share exercise price shall be no less than 110% of the fair market value per share on the date of the grant. The Committee would not reprice any option granted under the Omnibus Plan without the approval of our stockholders. All options granted under the Omnibus Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. It is intended that stock options would qualify as “performance-based compensation” under Section 162(m) of the Code.
     Subject to the provisions of the Omnibus Plan and the applicable award agreement, the Committee would determine the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any option. Unless otherwise set forth in the applicable award agreement, each option would expire upon the tenth anniversary of the date the option was granted, or, with respect to ISOs granted to a Ten-Percent Holder, the fifth anniversary of the date the option is granted.
     Stock Appreciation Rights. The Committee would be permitted to grant SARs under the Omnibus Plan. The exercise price for SARs would not be less than the fair market value (as defined in the Omnibus Plan) of our common stock on the grant date. The Committee would not reprice any SAR granted under the Omnibus Plan without the approval of our stockholders. Upon exercise of a SAR, the holder would receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. It is intended that SARs would qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Omnibus Plan and the applicable award agreement, the Committee would determine the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.

     Restricted Shares and Restricted Stock Units. Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Omnibus Plan or the applicable award agreement. Restricted shares could be evidenced in such manner as the Committee would determine.
     An RSU would be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the granting or vesting of such award would be conditioned on satisfaction of performance criteria and the other requirements described below in “Performance Compensation Awards” satisfied.
     Performance Units. Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be satisfied.
     Cash Incentive Awards. Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be satisfied.
     Other Stock-Based Awards. Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be satisfied.
     Dividends and Dividend Equivalents. Subject to the provisions of the Omnibus Plan, the Committee would be permitted to provide participants with dividends or dividend equivalents in respect of awards other than options, SARs or cash incentive awards. The dividends or dividend equivalents could be payable in cash, shares of our common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (i) payment directly to the participant, (ii) withholding of such amounts by the Company subject to vesting of the award or (iii) reinvestment in additional shares of our common stock, restricted shares or other awards. However, with respect to Awards subject to performance conditions, any dividend equivalents shall be paid only to the extent that the Shares underlying the Award are also paid.
     Performance Compensation Awards. The Committee would be permitted to designate any award granted under the Omnibus Plan (other than ISOs, NSOs and SARs) as a performance compensation award to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:
•	Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, be required to designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period.

•	Establishment of Performance Compensation Award. When establishing a performance compensation award, the Committee, in its sole discretion, would determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula to be used to determine whether a performance compensation award is earned for the performance period.

•	Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be based on attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing. Such performance criteria shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) total shareholder return, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment), (N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame, (NN) development of product, (OO) level or amount of acquisitions, and (PP) except with respect to an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, any other measure of performance that the Committee may approve in its discretion.

•	Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period to the extent permitted under Section 162(m) of the Code, including (i) in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or the financial statements of any of its affiliates, subdivisions or operating units (to the extent applicable to such performance goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
•	Requirements to Receive Performance Compensation Awards. Except as otherwise permitted by Section 162(m) of the Code, to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would need to be employed by us on the last day of the performance period, the performance goals for such period would need to be satisfied and certified by the Committee and the performance formula would need to determine that all or some portion of the performance compensation award had been earned for such period.

•	Negative Discretion. The Committee would be permitted, in its sole discretion, to reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained.

•	Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Omnibus Plan (i) be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, (ii) increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or (iii) increase a performance compensation award above the maximum amount payable under the Omnibus Plan.

•	Time and Form of Payment. Performance compensation awards granted for a performance period would be paid to participants as soon as administratively possible following Committee certification unless the Committee determined that payment of the award should be deferred. Performance compensation awards would be paid in the form established by the Committee based on the terms of the underlying award so designated (e.g., cash, restricted shares, RSUs, fully vested shares). The number of restricted shares, RSUs or shares determined to be equivalent to a dollar amount would be determined in accordance with a methodology to be specified by the Committee within the first 90 days of the relevant performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).
     Amendment and Termination of the Omnibus Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied for the Omnibus Plan to be treated as a stockholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the shares of our common stock are listed or quoted, the board of directors could amend, modify or terminate the Omnibus Plan without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Omnibus Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the Omnibus Plan or (ii) change the class of employees or other individuals eligible to participate in the Omnibus Plan. No modification, amendment or termination of the Omnibus Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.
     The Committee generally would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted,

prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Omnibus Plan, any waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant. Further, in no event may any Option or SAR (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option or SAR or any restricted share, RSU, other equity-based award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders.
     The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of (i) any unusual or nonrecurring corporate event affecting us (including the occurrence of a change of control of us), any of our affiliates or our financial statements or the financial statements of any of our affiliates, or (ii) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law were the Committee, in its discretion, to determine those adjustments were appropriate or desirable. Such adjustments could include (i) the substitution or assumption of awards, (ii) acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, (iii) provision of a period of time to exercise an award prior to the occurrence of such event, or (iv) in its discretion, the provision of a cash payment to the holder of an award in consideration for the cancellation of such award, subject to the limitations set forth in the Omnibus Plan prohibiting option repricing and the limitations applicable to the adjustment of performance compensation awards.
     Change of Control. The Omnibus Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, in the Committee’s discretion, either (1) (a) all outstanding options and SARs shall immediately become exercisable in full, (b) the restriction period and any performance criteria applicable to any outstanding restricted shares or RSU shall lapse, and (c) there shall be substituted for each share available under the Omnibus Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share shall be converted pursuant to such change of control, if any; provided that in the event of any such substitution, the exercise price per share in the case of an option or SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate exercise price, or (2) each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a change of control, a cash payment from the Company in an amount equal to (a) in the case of an option or SAR, the number of common shares then subject to such option or SAR, multiplied by the excess, if any, of the fair market value of a share on the date of occurrence of the change of control over the exercise price per share subject to the option or SAR, and (b) in the case of a restricted share or RSU, the number of Shares or the number of RSUs, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the change of control takes place or (B) the fair market value of a share on the date of occurrence of the change of control.
     Unless otherwise provided pursuant to an award agreement, except as more specifically enumerated in the Omnibus Plan’s definition, a change of control generally would occur on any of the following events:
•	If individuals who, as of the date that the Omnibus Plan is adopted, constitute the Board (the “Incumbent Board”), cease to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the adoption of the Omnibus Plan whose election (or nomination for election) by the Company’s stockholders was approved by a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;
•	The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the then outstanding shares of the Company (the “Outstanding Shares”) or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the Outstanding Shares, and Outstanding Voting Securities, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities, as the case may be, (2) no person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Shares and the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the Outstanding Shares of the corporation resulting from such Corporate Transaction or Outstanding Voting Securities and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

•	The consummation of a plan of complete liquidation or dissolution of the Company; or

•	The acquisition by any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the Outstanding Shares or (2) the Outstanding Voting Securities; excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (iii), below, of this definition; provided further, that for purposes of clause (B), if any person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a change of control.
     Term of the Omnibus Plan. No award would be permitted to be granted under the Omnibus Plan after the tenth anniversary of the date the Omnibus Plan was adopted by the Board.

Certain Federal Tax Aspects of the Omnibus Plan
     The following summary describes the federal income tax treatment that would apply to awards under the Omnibus Plan. The summary is based on the law as in effect on ______ [•], 2010. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.
     Incentive Stock Options. Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised would count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or AMT. If the optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.
     If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would recognize ordinary income in the year of disposition generally in an amount equal to the lesser of (i) any excess of the fair market value of a share of our common stock at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company.
     Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.
     Nonqualified Stock Options. An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Company. If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Stock Appreciation Rights. The grant of SAR would result in no taxable income to the holder or a deduction to the Company. A holder of a SAR would, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. To the extent the SAR is settled in shares of our common stock or property, any additional gain or loss recognized upon any later disposition of the shares or property would be capital gain or loss.
     Restricted Stock Awards. A participant acquiring restricted stock generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (or are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally would be subject to withholding and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss.
     Restricted Stock Units, Performance Units, Cash Incentive Awards, or Other Stock-Based Awards. The grant of RSUs, performance units, cash incentive awards or other stock-based awards would result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally would be subject to withholding and employment taxes. Where an award settled in the shares of our common stock or other property, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.
     Section 162(m). Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. In addition, stock options and SARs that would be awarded under the Omnibus Plan, although not Performance Compensation Awards under the Omnibus Plan, are intended to be eligible for this performance-based exception.
     Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Omnibus Plan are intended to be eligible for this exception.
Required Vote
     Approval of the Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” approval of the plan.
     THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE OMNIBUS INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED CAPITAL
     We are seeking stockholder approval of an Amendment to our Certificate of Incorporation in order to increase the authorized number of shares of our common stock from 100,000,000 shares to 150,000,000 shares (the “Amendment”). The Board has determined that the Amendment is advisable and in the best interests of the Company. Consequently the Board has approved the Amendment, subject to the approval of the stockholders, and recommends that the stockholders approve the Amendment. If the Amendment is approved, Article IV of the Company’s Certificate of Incorporation would be amended and restated in its entirety to read as follows:
ARTICLE IV
CAPITAL STOCK
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 shares of common stock of a par value of one cent ($.01) per share.
Outstanding Shares and Purpose of this Proposal
     As of October 5, 2010, (i) [49,863,710] shares of common stock were issued and outstanding, (ii) [26,920] shares of common stock were held in treasury, (iii) [1,449,160] shares of common stock were reserved for issuance upon exercise of outstanding options and upon vest of restricted stock units, (iv) [8,419,866] shares of common stock were reserved for issuance upon conversion of our Convertible Senior Notes, and (v) 5,210 shares of common stock were reserved for issuance upon conversion of Convertible Investment Certificates. Accordingly, an aggregate of 9,874,236 shares of common stock are currently either issued and outstanding or reserved for issuance, leaving only [40,262,054] authorized shares that are neither outstanding nor reserved for issuance.
     The Board believes that this number of shares of common stock is insufficient to provide us the needed flexibility to conduct our business and plan for future events. By contrast, the Board believes that the increase in authorized shares of common stock would provide us greater flexibility with respect to raising capital or refinancing indebtedness in public or private transactions, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses or products, responding to a triggering event under the Company’s Tax Benefits Preservation Plan, and other purposes.
Effects of Approving or Rejecting the Proposal
     If this proposal is approved, the additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.
     If this proposal is approved, we will not solicit further authorization from our stockholders for the issuance of these shares prior to such issuance, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. Shares of stock that are authorized in our Certificate of Incorporation are under the control of our Board and any authorized but unissued shares of stock can generally be issued at the direction of the Board without approval of our officers or the stockholders.

Holders of our common stock have no preemptive rights to purchase shares of common stock that we may later issue.
     We could also use the shares of common stock that would become available for issuance if the Amendment was adopted to oppose a hostile takeover attempt, as well as delay or prevent changes in control or the management of the Company. Although this proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
     The failure of stockholders to approve the proposed amendment may require us to forego attractive acquisitive or strategic opportunities that may arise, to use cash compensation to replace stock-based compensation that we believe more closely aligns the interests of our management with stockholders, and forego raising additional capital should the need develop. In addition, the failure to garner approval of the Amendment will prevent us from having the flexibility afforded by the Amendment to issue common stock for possible future financing, stock dividends or distributions, acquisitions, equity compensation plans, and other proper corporate purposes that may be identified in the future by our Board, without the expense and delay of a special stockholders’ meeting.
Approval Requirements
     The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock. If the proposal is approved, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval.
     THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

ADDITIONAL INFORMATION
     Cost of Solicitation. The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company also intends to hire Morrow & Co., at an anticipated cost of approximately $______ plus out-of-pocket expenses, to assist it in the solicitation of proxies personally, by telephone or by other means.
     Other Action at the Annual Meeting. The Company’s management and Board, as of the date hereof, do not know of any other matter to be presented which is a proper subject for action by the stockholders at the annual meeting. If any other matters shall properly come before the annual meeting, the shares represented by a properly executed proxy will be voted in accordance with the judgment of the persons named on the proxy to the extent permitted by applicable law.
     Annual Report. Our Annual Report on Form 10-K for fiscal 2010 has been mailed, along with this proxy statement, to stockholders of record on November 1, 2010. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, which has been filed with the Commission. Stockholders may request a copy by either calling the Company at (248) 293-0440 or sending us an e-mail at investor.relations@energyconversiondevices.com.
     Stockholder Proposals for 2011 Annual Meeting. Any stockholder intending to submit a proposal for inclusion in the proxy statement for the 2011 Annual Meeting of Stockholders must meet the eligibility and other criteria required under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which proposal must be in writing and delivered to the Corporate Secretary at the Company’s principal executive offices at 2956 Waterview Drive, Rochester Hills, Michigan 48309, no later than June 17, 2011 in order to be considered timely. In accordance with our bylaws, written notice of stockholder proposals or director nominations to be made from the floor of the 2011 Annual Meeting of Stockholders must be received by the Corporate Secretary by September 16, 2011.
     Stockholders are urged to vote their shares via Internet or telephone, or to mail in their proxy cards or voting instruction forms without delay.

By Order of the Board of Directors Jay B. Knoll Corporate Secretary
November 1, 2010

APPENDIX A
AMENDMENT TO CERTIFICATE OF INCORPORATION
PRESENTED AS PROPOSAL NO. 4
The Certificate of Incorporation of the Corporation is proposed to be amended by changing the Article IV thereof so that, as amended, said Article shall be and read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share.

A-1

APPENDIX B
ENERGY CONVERSION DEVICES, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN
Section 1. Purpose.
     The purpose of this Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company (as defined below), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Subsidiaries (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (the “Prior Stock Plan”) and the Energy Conversion Devices Annual Incentive Program (the “Prior Bonus Plan”, and together with the Prior Stock Plan, the “Prior Plans”) which Prior Plans shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plans shall remain in effect pursuant to their terms.
Section 2. Definitions.
     As used herein, the following terms shall have the meanings set forth below:
     “Award” means any award that is permitted under Section 6 and granted under the Plan.
     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
     “Board” means the Board of Directors of the Company.
     “Cash Incentive Award” means an Award granted pursuant to Section 6(f).
     “Change of Control” shall (a) have the meaning set forth in an Award Agreement, provided, however, that any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:
     (i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the then outstanding Shares of the Company (the “Outstanding Shares”) or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2)

and (3) of paragraph (iii), below, of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;
     (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, by the Company’s stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;
     (iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding Shares of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (4) the consummation of a plan of complete liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
     “Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, as described in Section 3(a).
     Company” means Energy Conversion Devices, Inc. and any successor thereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
     “Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
     “Fair Market Value” means shall mean the closing price of a Share on The Nasdaq Global Select Market on the date of grant or, if the Shares are not listed on The Nasdaq Global Select Market, the average of the high and low transaction prices of a Share on the principal market on which the Shares are traded on the date of grant, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.
     “Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
     “Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Subsidiary, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
     “IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
     “NASDAQ” means the National Association of Securities Dealers Automated Quotation system.
     “Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Stock Option.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
     “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Subsidiaries who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).
     “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).
     “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan. Performance Criteria shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) total shareholder return, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment), (N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame, (NN) development of product, (OO) level or amount of acquisitions, and (PP) except with respect to an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, any other measure of performance that the Committee may approve in its discretion.
     “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.
     “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
     “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.
     “Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
     “Plan” shall have the meaning specified in Section 1.
     “Restricted Share” means a Share that is granted under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
     “RSU” means a restricted stock unit Award that is granted under Section 6(d) and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
     “SAR” means a stock appreciation right Award that is granted under Section 6(c) and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
     “SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
     “Shares” means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
     “Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.
     “Substitute Awards” shall have the meaning specified in Section 4(c).
     “Ten-Percent Holder” means an employee who, at the time of the grant of an Award, owns stock representing more than 10% of the voting power of the Company or a Subsidiary (as determined under Section 422(b)(6) of the Code).
     “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     Section 3. Administration.
     (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of NASDAQ or any successor exchange on which the Shares may be listed and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of NASDAQ or any successor exchange.
     (b) Authority of Committee. Subject to the terms of the Plan and applicable law (including, where intended, Section 162(m) of the Code), and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award and any stockholder. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (1) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (2) acts approved in writing by all of the members of the Committee without a meeting.
     (d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless. However, indemnification shall not be provided under this Section 3(d) to the extent provided in the Company’s Restated Certificate of Incorporation and/or Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.
     (e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Subsidiaries (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the

Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.
     (f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
Section 4. Shares Available for Awards; Cash Payable Pursuant to Awards.
     (a) (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of (A) four million one hundred thousand (4,100,000), plus (B) any of the awards outstanding under the Prior Stock Plans and the 1995 Non-Qualified Stock Option and 2000 Non-Qualified Stock Option Plans (1,489,636 share awards outstanding as of October 5, 2010), but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of Shares on or after the effective date of the Plan.
     (ii) The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be four million one hundred thousand (4,100,000).
     (iii) If, after the effective date of the Plan, any Award granted under the Plan (A) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto or (B) is settled other than by the delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award shall again become available to be delivered pursuant to Awards under the Plan.
     (iv) If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.
     (v) Subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards (other than Options and SARs) may be granted under the Plan to any Participant in any fiscal year of the Company shall be six hundred thousand (600,000), (2) the maximum aggregate number of Shares subject to Options granted in any one fiscal year to any one Participant shall be 1 million (1,000,000), (3) the maximum aggregate number of Shares subject to SARs granted in any one fiscal year to any one Participant shall be 1 million (1,000,000), and (4) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Participant in any fiscal year of the Company shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be $3 million ($3,000,000).
     (b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off, the

Committee shall, in order to preserve the value of the Award and in the manner determined by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.
     (ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (x) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
     (c) Substitute Awards. Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan. No substitution of an Option or SAR shall occur that would cause the Option or SAR to be subject to Section 409A of the Code.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
Section 5. Eligibility.
     Participants in this Plan shall consist of such officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.
Section 6. Awards.
     (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Performance Compensation Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
     (b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
     (ii) Exercise Price. Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to a Ten-Percent Holder, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
     (iv) Payment.(A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local and foreign income and employment taxes required to be withheld.
     (B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
     (v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the tenth anniversary of the date the Option is granted (or, with respect to Incentive Stock Options granted to a Ten-Percent Holder, the fifth anniversary of the date the Option is granted).
     (c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.
     (ii) Exercise Price. Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (iii) Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the

Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.
     (iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.
     (d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.
     (ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Restricted Shares may be evidenced in such manner as the Committee shall determine. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Award in the event such award is forfeited in whole or in part.
     (iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, Restricted Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Restricted Share or an RSU intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Award lapse and/or vesting occurs (or the grant of the Award is contingent) upon the satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).
     (e) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.
     (ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met during a Performance Period, will determine, in accordance with Section 4(a), the number and value of Performance Units that will be paid out to the Participant.
     (iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

     (iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. A Performance Unit intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Performance Unit lapse (or the grant of the Performance Unit is contingent) upon the satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).
     (f) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. A Cash Incentive Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).
     (g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine. An Award under this Section 6(g) intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant or payment of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) or otherwise).
     (h) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards. However, with respect to Awards subject to performance conditions, any dividend equivalents shall be paid only to the extent that the Shares underlying the Award are also paid.
     (i) Performance Compensation Awards. (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if earlier, by the latest date allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
     (iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the types of Performance Compensation Awards to be issued, (C) the Performance Goals, (D) the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if earlier, by the latest date allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
     (iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, divisions or operational units, or any combination of the foregoing. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if earlier, by the latest date allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.
     (v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or by such earlier deadline, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
     (vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period; provided, however, that if the Committee so elects and such election causes the award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code it shall no longer be treated as a Performance Compensation Award under the Plan.
     (B) Limitation. Except as otherwise permitted by Section 162(m) of the Code for “qualified performance-based compensation”, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.
     (C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. (For purposes of this certification, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.) The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).
     (D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
     (E) Discretion. Except as otherwise permitted by Section 162(m) of the Code for “qualified performance-based compensation”, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.
     (F) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(i)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.
     (G) Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Section 7. Amendment and Termination.
     (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. For purposes of the preceding sentence and Section 7(b), any change to the date on which an Award is included in the Participant’s income and/or wages is not considered to adversely affect the rights of a Participant.
     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.
     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 6(i)(v) and the penultimate sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Subsidiary or the financial statements of the Company or any Subsidiary, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
Section 8. Change of Control.
     Notwithstanding any provision in this Plan, unless otherwise specified in the Award Agreement, in the event of a Change of Control, in the Committee’s discretion, either (1) (a) all outstanding Options and SARs shall immediately become exercisable in full, (b) the restriction period and any Performance Criteria applicable to any outstanding Restricted Share or RSU shall lapse, and (c) there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change of Control, if any; provided that in the event of any such substitution, the Exercise Price per share in the case of an Option or SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate Exercise Price, or (2) each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change of Control, a cash payment from the Company in an amount equal to (a) in the case of an Option or SAR, the number of Common Shares then subject to such Option or SAR, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of occurrence of the Change of Control over the Exercise Price per Share subject to the Option or SAR, and (b) in the case of a Restricted Share or RSU, the number of Shares or the number of RSUs, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change of Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change of Control.
Section 9. General Provisions.
     (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award (except as permitted pursuant to the Plan and the Award Agreement), such award and all rights thereunder shall immediately become null and void.
     (b) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
     (c) Restrictions on Shares. Each Award shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such

Award upon any securities market or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made under this Plan bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     (d) Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award, and, if the holder of such Award fails to make such required payment, the Award may, in the discretion of the Company, be forfeited. The Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and neither the Company nor any Subsidiary shall be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.
     (e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. In that regard if the application of Section 8 causes an Award determined by the Committee to be nonqualified deferred compensation (within the meaning of Section 409A of the Code) to become payable on a Change of Control which is not a permissible payment event or time (as described in § 1.409A-3) then for purposes of payment of such Award, no Change of Control shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with § 1.409A-3(i)(5)).
     (ii) No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Subsidiaries.
     (iii) If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service (within the meaning of Section 409A of the Code).
     (iv) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.
     (v) Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiaries from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases; provided, however, that unless specifically stated otherwise in the Award documentation, equity grants of the Company to any individual eligible for grants under this Plan shall be presumed to have been made under this Plan.
     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Subsidiary, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
     (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Subsidiary.
     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     (o) Requirement of Consent and Notificationof Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
     (p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

     (q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (r) Designation of Beneficiary. (i) If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. To the extent an outstanding Option or SAR granted under this Plan is exercisable after the Participant’s death, such beneficiary or beneficiaries shall be entitled to exercise such Option or SAR pursuant to procedures prescribed by the Committee.
     (ii) Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.
     (iii) If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding option under this Plan held by such Participant at the time of the Participant’s death, to the extent then or thereafter exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person, or as otherwise prescribed under the laws of descent and distribution.
Section 10. Term of the Plan.
     (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board, provided that the stockholders of the Company approve the Plan within 12 months after its adoption. If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted under this Plan shall be null and void.
     (b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Board adopts the Plan under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

Michigan State University
Management Education Center
811 West Square Lake Road
Troy, MI
(248) 879-2456

M-59
E.C.D.
Waterview
Opdyke Rd.
Rochester Rd.
John R Rd.
Auburn Rd.
South Blvd.
Woodward Ave.
Exit 74
M.S.U.
Center
Square Lake Rd.
19 Mile Rd.
Adams Rd.
Exit 72
Long Lake Rd.
18 Mile Rd.
Crooks Rd.
Livernois Rd.
Big Beaver Rd.
16 Mile Rd.
I-75

**ENERGY CONVERSION DEVICES, INC.**
**ANNUAL MEETING OF STOCKHOLDERS**
**TUESDAY, DECEMBER 14, 2010 - 1:00 p.m. EST**

002CS10286

[Front of Proxy Card]

MR. A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on December 14, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/ener
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	ê

  A      Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Joseph A. Avila	☐	☐	02 – Alan E. Barton	☐	☐	03 – Robert I. Frey	☐	☐
04 – William J. Ketelhut	☐	☐	05 – Mark D. Morelli	☐	☐	06 – Stephen Rabinowitz	☐	☐
07 – George A. Schreiber, Jr	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending June 30, 2011	☐	☐	☐

3. Approval of the 2010 Omnibus Incentive Compensation Plan	☐	☐	☐

4.  Approval of the amendment to the Company’s Restated Certificate of Incorporation that would increase the number of shares of common stock that are authorized for issuance from 100,000,000 to 150,000,000
	☐	☐	☐
  B       Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐
  C       Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) – Please print date below.		Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/	/

[Back of Proxy Card]
Dear Stockholder,
Please take note of the important information enclosed with this Proxy Ballot. The matters you are asked to vote upon are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders, December 14, 2010.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Energy Conversion Devices, Inc.

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	ê

Proxy – ENERGY CONVERSION DEVICES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JAY B. KNOLL and GHAZALEH KOEFOD and each of them, with full power of substitution, and in place of each in case of substitution, his or her substitute, the attorneys for and on behalf of the undersigned to attend the Annual Meeting of Stockholders (the “Meeting”) to be held at Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan on Tuesday, December 14, 2010 at 1:00 p.m. (EST) and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
The Board of Directors of the Company recommends a vote FOR all nominees for the Board of Directors and FOR Proposals 2, 3 and 4.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.